Exhibit 10.32

EXHIBIT "A"
DEFINITIONS

The following terms used in this Lease shall have the following meanings (unless otherwise expressly provided herein):

"Additional Charges" has the meaning given in Section 8.1.

"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person. For purposes of this definition, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.

"Anchor Tenant" means a Retail Unit tenant whose gross leasable area exceeds 20,000 square feet and such tenant contributes less than their pro rata share of Retail Unit Operating Costs.

"Anchor Tenant Space" means space occupied by an Anchor Tenant.

"Building" means the building now existing or to be constructed within the Project in which the Premises is located.

"Business Day" means any day other than a Saturday, a Sunday or another day upon which banks in the State of Nevada are authorized or required to be closed.

"Common Service Providers" has the meaning given in Section 12.5.

"Competing Store" has the meaning given in Section 10.8(a).

"Encumbrance" has the meaning given in Section 21.1.

"Event of Default" has the meaning given in Section 23.1.

"Exhaust and Liquid Waste Facilities" has the meaning given in Section 10.5(a).

"Premises GLA" has the meaning given in Section 2.3.

"Fixed Minimum Rent" has the meaning given in Section 7.1(a).

"Gross Revenue" has the meaning given in Section 7.1(c).

"Hazardous Material" has the meaning given in Section 10.3(d).

"HVAC" means heating, ventilation and air conditioning.

"Key Persons" has the meaning given in Section 23.1(g).

"Landlord" has the meaning given in the preamble.

"Landlord Mortgagee" has the meaning given in Section 24.2.

"Landlord's Fiscal Year" shall mean the calendar year or such other twelve (12) month period as Landlord may from time to time elect in its sole and absolute discretion.

"Landlord's Relocation Notice" has the meaning given in Section 2.5(a).

"Landlord's Remodeling Notice" has the meaning given in Section 2.6(a).

"Landlord's Work" has the meaning given in Section 5.1(a).

"Law(s)" means all laws, statutes, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities as are in force from time to time, subject to the applicable governing law provisions of Section 25.26.

"Lease" means this Retail Lease, including all exhibits hereto, as the same may be amended from time to time.

"Lease Year" means each twelve (12) month period during the Term commencing on the day and month of the Rent Commencement Date; provided, however, that if the Rent Commencement Date is not the first day of a calendar month, then the first Lease Year shall commence on the Rent Commencement Date and end on the last day of the twelfth full calendar month thereafter and each subsequent Lease Year shall commence on the first day of the calendar month after the month of the Rent Commencement Date.

"Marketing Fund" has the meaning given in Section 8.4(a).

"Natural Breakpoint" means, with respect to each Lease Year, the quotient obtained by dividing the total Fixed Minimum Rent payable for that year by the percentage amount as indicated in Section 1.2(g). Rent that is abated shall not be included within the numerator for the purpose of calculating the Natural Breakpoint.

"Office Units" has the meaning given in Section 4.1.

"Original Lease" has the meaning given in Section 6.5.

"Parties" or "Party" has the meaning given in the preamble.

"Percentage Rent" has the meaning given in Section 7.2(a).

"Person" means any individual or any government entity, general partnership, limited partnership, joint venture, limited liability company, corporation, trust, cooperative, association or other similar organization.

"Phase I" means Triad A.

"Phase II" means Triad B and/or Triad C.

"Premises" means the specific demised space leased to Tenant by Landlord now existing or to be constructed in the Building. The space number of the Premises is set forth in Section 1.2(a). The

Premises are depicted on Exhibit "C", attached hereto for the sole purpose of more specifically locating the Premises.

"Premises GLA" has the meaning given in Section 2.2.

"Project" means that mixed use development known as known as Tivoli Village at Queensridge and located at the northeast corner of Rampart Boulevard and Alta Drive in Las Vegas, Nevada, as the same may be reconfigured, expanded, reduced or otherwise modified from time to time in accordance herewith. The Project as of the date hereof is generally depicted in Exhibit "B". Notwithstanding the foregoing, Landlord expressly reserves the right, in the exercise of its sole discretion, to change the name of the Project at any time during the Term.

"Project Governing Documents" has the meaning given in Section 4.2.

"Project Real Property Taxes" has the meaning given in Section 8.3(c).

"Project Site Plan" has the meaning given in Section 4.1.

"Rent" means Fixed Minimum Rent, Percentage Rent and Additional Charges.

"Rent Commencement Date" has the meaning given in Section 6.2(a).

"Repeated Event of Default" has the meaning given in Section 23.3(a).

"Residential Units" has the meaning given in Section 4.1.

"Restricted Area" has the meaning given in Section 10.8(a).

"Retail Operating Costs" has the meaning given in Section 8.2(c).

"Retail Real Property Taxes" has the meaning given in Section 8.3(c).

"Retail Units" has the meaning given in Section 4.1.

"Tenant" has the meaning given in the preamble.

"Tenant Design Criteria" means Tivoli Village at Queensridge Retail Design Criteria, a copy of which Tenant hereby acknowledges that it has received and which are incorporated herein by the reference, as the same may be revised by Landlord from time to time in its sole and absolute discretion.

"Tenant Improvement Plans" has the meaning given in Section 5.2(b).

"Tenant Personal Property" has the meaning given in Section 16.2.

"Tenant's Marketing Fund Contribution" has the meaning given in Section 8.4(b).

"Tenant's Proportionate Share" means a fraction, the numerator of which is the Premises GLA and the denominator of which is the total number of square feet of the occupied gross leasable area within the Retail Units of the open phases of the Project (excluding Anchor Tenant Space)

("Occupied Retail Unit GLA") provided that such area shall be deemed to be not less than eighty percent (80%) of the total gross leasable area within such Retail Units of the open phases of the Project.

"Tenant's Work" has the meaning given in Section 5.2(a).

"Term" has the meaning given in Section 6.1.

"Term Expiration Date" has the meaning given in Section 6.1.

"Towers Area" has the meaning given in Section 4.1.

"Towers Parking Garage" has the meaning given in Section 4.1.

"Triad A" means buildings 6, 7, 8, 9, 10 and 17.

"Triad B" means buildings 5, 11, 15 and 16 (subject to change)

"Triad C" means buildings 1, 4, 12, 13, 14 (subject to change)

"Village Area" has the meaning given in Section 4.1.

"Village Common Areas" means the plaza areas; surface parking areas; parking decks, structures and garages; driveways, aisles, sidewalks, loading docks and passageways; landscaping and courts; stairs, ramps, elevators, escalators and moving walkways; meeting rooms; public restrooms; and other common service areas located in the Village Area and provided for by Landlord from time to time for the common or joint use and benefit of the tenants, residents and other occupants of the Village, and their agents, employees, customers and invitees, as the same may be reconfigured, expanded, reduced or otherwise modified from time to time in accordance herewith, including the Village Parking Garage. Without expanding the foregoing, in no event shall the Village Common Areas be deemed to include the Towers Parking Garage or any other portion of the Towers Area.

"Village Operating Costs" has the meaning given in Section 8.2(c).

"Village Parking Garage" has the meaning given in Section 4.1.

EXHIBIT "B"
PROJECT SITE PLAN

[See Attached]


7
6
8
17
9
10
RAMPART BOULEVARD
ALTA DRIVE
SERVICE ENTRY
8B
9B
SCALE: 1" = 30'

TIVOLI VILLAGE

SITE PLAN WITHOUT AMENITIES
PODIUM LEVEL

2010-08-30

<u>EXHIBIT "C"</u>
<u>DEPICTION OF PREMISES</u>

[See Attached]


41' - 0"
13' - 10"
27' - 2"
33' - 10"
- 6"
8' - 4"
3' - 2
- 6"
22' - 7"
2' - 1"
11' - 0"
7' - 8"
8' - 4"
PATIO
[17192]
947 SF
39' - 9"
18' - 8"
65' - 6"
PIZZA LOUNGE
[17120]
1832 SF
26' - 7"
20' - 0"
9' - 3"
14' - 0"
19' - 1"
8' - 3"
NORTH

SCALE: 3/32" = 1'-0"
(WHEN PRINTED AT 8.5 X 11)

LEASING SUPPORT ULTRYX

TIVOLI VILLAGE

BW LOD PIZZA LOUNGE #17120

BLDG 17 PODIUM

11/1/2012 3:59:56 PM


PIZZA LOUNGE

EAST ELEVATION



NORTH ELEVATION

SCALE: 3/32" = 1'-0"
(WHEN PRINTED AT 8.5 X 11)

LEASING SUPPORT ULTRYX	TIVOLI VILLAGE	BW LOD PIZZA LOUNGE #17120	BLDG 17 ELEVATIONS 11/1/2012 4:37 PM

EXHIBIT "D"
MOVABLE AND NON-MOVABLE TRADE FIXTURES

Landlord will provide the following items or a comparable replacement:

One (1) True Freezer, Model# T49F
One (1) Infinity (Glass Chiller), Model# 064
One (1) Hobart Mixer, Model #H600T
Two (2) Single Royal Fryers
One (1) Delfield (Four Draw Prep Cooler), Model# D4460N-12
One (1) Delfield (Four Draw Prep Cooler), Model# D4448N
One (1) Delfield (Two Draw Prep Cooler), Model# 44460N-12
One (1) Beverage Air (Single Door Cooler), Model #SP27
Pizza Oven
Walk-In Cooler
Two (2) Vino-temp wine fridges

EXHIBIT "E"
DESIGN CRITERIA

[See Attached]

TIVOLI VILLAGE
AT QUEENSRIDGE

RETAIL/RESTAURANT TENANT CRITERIA MANUAL

Version 3.1

June 26, 2012

9755 West Charleston Blvd, Las Vegas, NV 89117
p. 702.940.6930 f. 702.940.6931 tvqr.com

TABLE OF CONTENTS

SECTION 6 - CONSTRUCTION REQUIREMENTS

Section 1 – General Information

A. INTRODUCTION

The information contained in this Retail/Restaurant Tenant Criteria Manual (this "Manual") is provided to describe the process and requirements necessary to complete design and construction for a store or restaurant within this unique mixed use environment. Each tenant is to provide a Premises design unique to their business image. The resulting collection of individual tenant designs will create a rich, textured and vibrant retail environment. tenants are encouraged to be creative and imaginative with their Premises design. The Landlord reserves the right to reject any tenant submittals which do not benefit the overall project.

Important Note: With regards to the criteria listed in this Manual, if there is a conflict between this Manual and any applicable codes or regulations, the more stringent requirement shall govern. Additional descriptions of Landlord Work and Tenant Work can be found in the Landlord Work Letter which is an Exhibit to the Lease. **This Manual is a compilation of general requirements. If there is a conflict between this Manual and the specific tenant Lease, Landlord Work Letter and/or other provisions of the Lease, the Lease shall govern.**

B. DEFINITIONS

The following terms used throughout this Manual are defined as follows:

ARCADE

A covered sidewalk passage with stores on one side and columns or piers on the street side.

AUTHORITIES HAVING JURISDICTION ("AHJ")

All federal, state, county and municipal authorities and agencies which are able to exert authority over the design and construction of Tenant's Work and/or the resulting Tenant Premises through permits, inspections, regulations or other similar controls. Authorities Having Jurisdiction is abbreviated as "AHJ".

AWNING

A roof-like structure often made of fabric, which serves as a shelter and/or decorative element, as over a storefront, window, door, or patio area.

BASE BUILDING or "SHELL"

The Base Building or "Shell" is the building now existing or to be constructed within the Project in which the Premises is located. The Base Building or "Shell" includes all of Landlord's Work, and excludes all of Tenant's Work.

BLADE SIGN

A sign that is attached to the building façade and is perpendicular to the mounting surface and to the normal flow of adjacent traffic.

CANOPY/MARQUEE

A non-fabric projecting hood, cover, or an ornamental roof-like structure suspended over a common area space or sidewalk.

CODES

All laws, statutes, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities which are in force from time to time over any aspect of the design and construction of the Tenant's Work and/or the operation of the resulting Tenant Premises.

DISPLAY ZONE

In order to maintain conformance with the requirements of this Manual, a "Display Zone" has been established along all Tenant storefronts. All aspects of store construction (storefronts, doors, ceiling treatments, lighting, flooring, sill conditions, signage, etc.) within this zone are subject to Landlord approval.

FAÇADE SIGN

A sign that is mounted to the building façade or to the support brackets provided by the Landlord, and is parallel to the building façade.

FIRST FLOOR SLAB AT PODIUM

The concrete floor slab for lease premises which are immediately above the podium slab. The podium slab and the first floor slab at podium are typically separated by 18" to 24" of granular fill.

HANGING SIGN

A sign that is attached to the underside of an arcade or to a projecting canopy, and is perpendicular to the mounting surface and to the normal flow of adjacent traffic.

LANDLORD'S DRAWINGS

The plans, specifications, details, and other documentation depicting Landlord's Work, and used to construct the Base Building or "Shell".

LANDLORD'S WORK

Landlord's Work is that portion of the construction of the Premises as described in the Lease and in the Landlord Work Letter Exhibit of the Lease.

LEASE LINE

Lease Lines are defined in the Lease and are shown on the Technical Lease Outline Drawing.

PODIUM SLAB

The structural slab which forms the roof of the underground parking structure.

PREMISES

The specific demised space leased to Tenant by Landlord, including any assigned Terraces and Patios.

PROVIDE

To furnish and install complete, including but not limited to design and all related construction materials, labor, tools, equipment, taxes, permits, fees, and inspections.

SIGN AREA

The Sign Area is the total area of a sign as defined by drawing a box around the sign area. The area includes the extreme limits of the letters, figures, designs, and illumination, together with any material or color forming an integral part of the background of the display or used to differentiate the sign from the structure against which it is placed.

STOREFRONT OPENING

The opening(s), between the portions of the exterior wall constructed by the Landlord, which is (are) to be filled by the storefront assembly constructed by Tenant in accordance with this Manual.

STOREFRONT SIGN

A sign that is mounted to the Tenant storefront and is parallel to the storefront.

TECHNICAL LEASE OUTLINE DRAWING ("TLOD")

Technical Lease Outline Drawing is provided by Landlord to Tenant to depict the Leased Premises and generally indicate Base Building/"Shell" conditions, including the anticipated locations of the utility connection points. The TLOD is NOT an "As-Built" document and all existing conditions must be field verified by the Tenant and/or its design professional(s).

TENANT'S DRAWINGS

Tenant's Drawings are provided by Tenant as described in this Manual to depict Tenant's Work in order to obtain Landlord's approval, to obtain all applicable permits from AHJ, and to construct Tenant's Work.

TENANT'S WORK

Tenant's Work shall include the complete design and construction of all portions of the Premises not included in Landlord's Work (including the storefront of the Premises), installation of all trade fixtures, and performance of all other work necessary to prepare the Premises to be open to the public for business, all in accordance with this Manual.

TRELLIS

A permanent but non-weatherproof structure with a framework and possibly a sunscreen, suspended over a tenant's patio.

C. LANDLORD'S CONTACTS:

Great Wash Park LLC
9755 West Charleston Blvd
Las Vegas, NV 89117
Phone: 702-940-6930
Fax: 702-940-6931

Tenant Coordination Contacts:
Jim Carman, Senior Project Manager X336
jcarman@tvqr.com
Gary Chappell, Tenant Coordinator x338
gchappell@tvqr.com

Construction Site Address:
Tivoli Village at Queensridge
302 S. Rampart Blvd.
Las Vegas, NV 89145

Tivoli Village Management Office:
440 S. Rampart Blvd. Suite B130
Las Vegas, NV 89145
Phone: 702-534-0000
Fax: 702-534-0001

D. CIVIC CONTACTS AND PERMIT INFORMATION:

i. Tivoli Village at Queensridge is located in the City of Las Vegas
City of Las Vegas Web Site for Permit and Code information:
http://www.lasvegasnevada.gov/LawsCodes/building_code.htm

ii. Parcel Number as required for all permits and licenses:
Parcel #138-32-615-001; Village at Queensridge Plat Book 143 Page 48 LOT 1 / SEC 32 / TWP 20 / RNG 60

iii. BUILDING ADDRESS LIST (all zip codes 89145)

Bldg. #	Bldg. Address
4	270 S. Rampart
5	350 S. Rampart
6	420 S. Rampart
7	450 S. Rampart
8	440 S. Rampart
9	430 S. Rampart
10	400 S. Rampart
11	330 S. Rampart

Bldg. #	Bldg. Address
12	310 S. Rampart
13	280 S. Rampart
14	320 S. Rampart
15	340 S. Rampart
16	360 S. Rampart
17	410 S. Rampart
18	300 S. Rampart

iv. Permit and License Information:

City of Las Vegas Department of Building & Safety
Development Services Center
333 N. Rancho Drive
Las Vegas, NV 89106
(702) 229-6251
(702) 382-1731 fax
http://www.lasvegasnevada.gov/Apply/permits.htm

Business Services Division for business licenses:
http://www.lasvegasnevada.gov/Apply/23707.htm
Department of Finance and Business Services
Development Services Center
333 N. Rancho Drive
Las Vegas, NV 89106
(702) 229-6281
(702) 382-6642 fax
Attn: Minerva Gomez, Supervisor
e-mail: mgomez@lasvegasnevada.gov
http://www.lasvegasnevada.gov/Apply/20745.htm

Las Vegas Fire/Rescue
http://www.lasvegasnevada.gov/Government/fire.htm
Development Services Center
333 N. Rancho Drive
Las Vegas, NV 89106
Phone: 702-229-5439
Attn: Scott Zeimen
e-mail: szeimen@lasvegasnevada.gov

Bureau of Alcohol
City of Las Vegas
Privilege License Section
Phone: 702.229.6281
Direct: 702.229.6920

Health Department: Southern Nevada Health District:
http://www.southernnevadahealthdistrict.org
Southern Nevada Health District
625 Shadow Lane
Las Vegas, NV 89127
Phone: 702-759-1000
http://www.cchd.org/contact_us.htm

v. BUILDING CODES AND PERMITS SUBMITTAL REQUIREMENTS

a. Each tenant is required to file Tenant's Drawings with the City of Las Vegas, incorporating the requirements of all applicable Codes, Zoning Laws, and conditions.

b. Tivoli Village recommends that tenants use the city of Las Vegas Express Plan Review Process.

c. It is the Tenant's responsibility to ensure compliance with all codes, obtain all approvals, acquire all permits, and pay all fees in connection therewith.

d. **NO DEVIATION FROM THE LANDLORD AND CITY APPROVED TENANT'S DRAWINGS WILL BE PERMITTED WITHOUT PRIOR SUBMITTAL OF THE PROPOSED REVISION, AND LANDLORD AND CITY APPROVAL OF THE PROPOSED REVISION.**

e. Construction work for structural revisions may not commence until approval has been obtained from the Structural Engineer of Record, and required permits have been issued by the City of Las Vegas.

vi. LANDLORD'S REVIEW OF TENANT SUBMITTAL DOES NOT SIGNIFY REVIEW AND/OR APPROVAL OF THE SUBMITTAL FOR CODE COMPLIANCE. TENANT AND/OR TENANT'S DESIGN PROFESSIONAL OF RECORD SHALL BE SOLELY RESPONSIBLE FOR COMPLIANCE WITH APPLICABLE CODE PROVISIONS AND REQUIREMENTS OF AUTHORITIES HAVING JURISDICTION (AHJ).

E. UTILITY INFORMATION:

Electric, Gas, Sewer and Water Utility Services are provided and master metered by Landlord (except Gas at Building 7 is arranged by Tenant and metered by the Gas Utility Company). Contact your Tenant Coordinator for procedures and related cost.

Telephone services may be provided by any of the following:

Century Link
Attn: Allen Stansberry
6700 Via Austi Parkway
Las Vegas, NV 89119
Phone: 702-244-7119
Fax: 702-244- 8300
e-mail: allen.x.stansberry@centurylink.com

Cox Communications
1700 Vegas Drive
Las Vegas, NV 89016
Phone: (702) 545-1839 Office
(702) 265-2881 Mobile
Attn: Benjamin Dubler
e-mail: Benjamin.Dubler@cox.com

XO Communications
Attn: Cathryn Biler
2240 Corporate Circle
Henderson, NV 89074
Phone: 702-990-1138 Office
702-992-1138 Mobile
Fax: 702- 990-1839
e-mail: cathryn.a.biler@xo.com

F. REQUIRED TENANT CONTRACTORS:
Tenants are required to contact and provide a direct contract to the following firms as needed to perform the listed portions of Tenant's Work:

Fire Alarm: Murphy Electric
Attn: Tim Northington
Phone: 702-592-2403
Cell: 702-234-5423
e-mail: tnorthington@murphyelectricinc.com

Roofing: The Original Roofing Company
Phone: 702-739-7663 or 702-796-6757
Attn: Toni Lumpkin attn.: Larry Heilman

G. QUALIFICATIONS OF TENANT'S GENERAL CONTRACTOR.

i. Tenant may not self-perform Tenant's Work or otherwise act as its own General Contractor for any of Tenant's Work which is required in order to obtain a Certificate of Occupancy or other approvals from Authorities Having Jurisdiction to enable Tenant to open for business.

ii. Tenant shall submit to Landlord, for Landlord's approval, the qualifications of General Contractors who will be bidding to Tenant for Tenant's Work, including AIA Document A305 qualifications form for each, with sufficient information to reasonably demonstrate competence and experience in similar projects in Las Vegas, and financial capability to complete Tenant's Work.

iii. Landlord shall notify Tenant in writing within 10 business days if Landlord objects to any General Contractor proposed by Tenant. Tenant shall not use any General Contractor to which Landlord has a reasonable objection.

H. NOTICE OF REQUIREMENTS FOR WORK REQUIRED TO BE PERFORMED BY LANDLORD'S CONTRACTOR:

For Exterior Wall modifications or other exterior work (other than work within a Tenant Storefront Opening) Tenant shall notify the Landlord's Tenant Coordinator, who will determine whether Tenant's Contractor will be allowed to perform the work. If the work is to be performed by Landlord's Contractor, Tenant Coordinator will obtain a proposal from Landlord's Contractor, and process payment for such work as a charge against Tenant Improvement Allowance.

I. GENERAL DESCRIPTION OF LANDLORD'S WORK AND RESPONSIBILITIES

The following information is set forth in greater detail in the Lease agreement between Landlord and Tenant. In the event of any inconsistency between this Manual and the Lease, the terms of the Lease shall govern.

Landlord shall perform the following:

i. Building Structure: All foundations, columns, and beams.

ii. Premises Perimeter Envelope:

a. Exterior Walls: Landlord shall provide studs, exterior sheathing, and exterior wall finish, including at storefront opening jambs.

b. Unrated walls between Premises and interior common areas such as walls at some Service and Egress Corridors, Lobbies, Utility Rooms, and other common areas: Landlord shall provide studs, and gypsum board on common area side of studs only, and all common area finishes.

c. Rated Walls between Premises and Stairwells, Elevator Shafts, and other common areas: Landlord shall provide complete rated assembly including studs, and gypsum board on both sides of studs, Tenant to provide finish on Tenant side of rated assembly.

d. Roof System: Landlord to provide complete roof system not including any modifications of the roof as may be required for Tenant's Work.

e. Concrete floor slabs: Landlord to provide all concrete floor slab systems as shown on Landlord's Drawings, except Tenant shall provide concrete floor slab at Building 7 and 18.

iii. Plumbing: Point of Connection for Tenant to connect to Sanitary Sewer System, Grease Sewer System, and Domestic Water Service as described in the Lease and Landlord Work Letter.

iv. Electrical: Service available to Tenant shall be 277V / 480V 3 phase, 4 wire. Landlord shall provide main building switchgear and meter base with disconnect for Tenant's service in Landlord's electrical room. Landlord will provide empty 2-1/2" conduit with pull string from Landlord's electrical room to the Tenant's Premises. Landlord shall provide an electrical submeter at Tenant's expense.

v. Telephone: Landlord to provide empty 1-1/4" telephone conduit with pull-string, stubbed to Tenant's Premises from a building telephone demarcation point.

vi. Fire Alarm: Landlord to provide an addressable / expandable fire alarm system for the Common Areas, and a junction box within Tenant's Premises as a point of connection for Tenant's Premises fire alarm system.

vii. Natural Gas: Service is available for Restaurant tenants only, will be stubbed into Restaurant tenant's Premises by Landlord. Landlord shall provide a gas submeter at Tenant's expense.

viii. Fire Protection: Landlord will provide a three inch (3") sprinkler valve with tamper and flow switches within the Tenant's Premises as the point of connection to the building Fire Sprinkler System. For spaces where Landlord has previously provided code-minimum upright sprinkler protection in the Premises in order to meet the requirements of the Authorities Having Jurisdiction, Landlord will deduct the cost of that work from the Tenant Improvement Allowance.

ix. HVAC: Landlord has provided pre-installed refrigerant line sets and conduits for control and power wiring for split system rooftop condensers as shown on the TLOD and the existing building drawings. The cost for these line sets and conduits will be deducted from the Tenant Improvement Allowance in accordance with the Landlord Work Letter in the Lease.

Section 2 – Tenant's Drawings

A. BASE BUILDING SHELL DRAWINGS

i. Tenant may obtain copies of Landlord's Drawings approved by the City of Las Vegas, through ARC Western (702-436-7272). All printing costs for these drawings are at Tenant's expense. Landlord's Drawings are also available on Landlord's FTP Site which Landlord shall make available to Tenant subject to Landlord's drawing access agreement.

ii. These drawings are NOT "As-Built" documents and all existing conditions must be field verified by the Tenant and/or its design professional(s).

iii. **The Tenant shall require its Architects and Engineers to verify existing conditions, including but not limited to dimensions, window and opening locations and sizes, and utility connections at the Premises prior to starting any design work for the Premises on behalf of Tenant.**

B. TECHNICAL LEASE OUTLINE DRAWINGS (TLOD)

i. Landlord may provide Tenant with Technical Lease Outline Drawings (TLOD) to indicate the general design dimensions of the premises, and to show the general configuration of the Premises. The information shown on the TLOD is preliminary and subject to change. Final information, dimensions, utility locations, actual field conditions, etc. must be field verified by Tenant and/or Tenant's design professional(s) prior to the development and completion of Tenant's Drawings.

C. TENANT'S DRAWINGS – GENERAL REQUIREMENTS

i. Tenant shall hire the following design professionals to prepare design drawings for Tenant's Work ("Tenant's Drawings") for the approval of Landlord, and for obtaining all permits as required for Tenant's Work. All fees required to prepare Tenant's Drawings are the responsibility of the Tenant. See also Section 2(D) below

a. A State of Nevada Registered Architect to prepare architectural design drawings

b. A Nevada registered Structural Engineer to prepare drawings for any structural modifications required, and

c. Mechanical and Electrical Engineers registered in the State of Nevada to prepare Tenant's Mechanical (HVAC), Plumbing, and Electrical Drawings, and any other design professionals (such as acoustic engineers) as required to provide adequate design information to obtain the approval of Landlord and AHJ.

ii. At Tenant's option, Tenant's Drawings may be prepared on a Design/Build basis by a construction contractor as permitted by Nevada Law and the City of Las Vegas for Building Permits; however, such contractor prepared drawings must be sealed by a Nevada Registered design professionals as described above. The Architect or Engineer who seals the drawings may be an employee of the contractor.

iii. Tenant shall notify the Tenant Coordinator of the names, addresses, e-mail addresses, and telephone numbers of the architect and engineers preparing Tenant's Drawings for Tenant's Work.

iv. Tenant's Drawings shall depict all work to be done to finish the Premises for the Tenant ("Tenant's Work") in accordance with: (a) Tenant's requirements, (b) the requirements of the Lease, (c) the requirements of the Landlord Work Letter, (d) this Manual, and (e) requirements of AHJ. Tenant's Drawings shall be sufficient to demonstrate compliance with the requirements of the Lease and this Manual, and to show all work that will be required for Tenant to obtain a Certificate of Occupancy from AHJ for the Premises.

v. Information on Utility Loads and Capacities

a. Tenant's Drawings shall include adequate engineering calculations to show connected loads and demand for domestic water, sanitary sewer, grease waste sewer (if applicable) and electricity. Data shall be sufficient to enable Landlord to confirm that all utility services to Premises are of the proper size and capacity for Tenant's intended use.

vi. Design for Structural Modifications

a. All Tenant imposed loads (except for an allowance for ceiling hung items of up to 9 pounds per square foot for ceiling systems, light fixtures, ductwork, conduits, and fire sprinklers) shall be entirely floor supported. Ceiling loads and other loads required to be suspended from the building structure shall be designed and stamped by a Nevada registered Structural Engineer, shown on Tenant's Drawings, and approved by Landlord and Landlord's Structural Engineer of Record.

b. Tenant's Drawings shall include any proposed structural modifications to Landlord's building that may be required for Tenant's Work, such as modifications, additions, openings, or reinforcement for specific added loads. Tenant's structural revisions shall leave the structure of Landlord's building as strong as or stronger than original design, and shall not diminish the structural capacity available to any tenant adjacent vertically or horizontally.

c. No transformers may be hung from the structure of the floor above the Tenant's Premises. All transformers shall be supported by a floor or wall supported rack, with sufficient vibration isolation to prevent transmission of sound and vibration to the floor or wall assembly.

d. For significant structural modifications, Tenant's Structural Engineer shall provide concept drawings indicating generally the proposed concept for the structural modifications. Landlord will submit these drawings to its Structural Engineer of Record to verify the feasibility of the proposed structural modifications and to confirm that the proposed modifications will not compromise the structural integrity of the Building. Any comments made by Landlord's Structural Engineer must be incorporated into the final drawings by Tenant's Structural Engineer. Any costs incurred by the Landlord, including consulting services and reviews by the Landlord's Structural Engineer, shall be deducted from the Tenant Improvement Allowance.

e. After concept approval, Tenant's Drawings for such structural modifications shall include structural calculations and drawings prepared and stamped by a Nevada Structural Engineer for any proposed structural modifications.

f. The final design for any structural modifications of Landlord's building shall require review and written approval by Landlord and by Landlord's Structural Engineer and the cost of such reviews shall be deducted from the Tenant Improvement Allowance.

vii. Expansion Joints: Tenant's Work shall incorporate any existing expansion joints in Landlord's shell building such as to insure the long-range integrity of both Landlord's Work and Tenant's Work, and Tenant shall provide any required expansion joint covers needed as approved by Landlord to aesthetically minimize the visibility of expansion joints..

D. TENANTS DRAWINGS - SUBMITTAL AND REVIEW PROCESS

i. Prior to submission for Building Permit, the Tenant shall submit Tenant's Drawings (including all required specifications, calculations, samples, and other materials as described in this Manual) for formal review by Landlord. Tenants will receive marked-up plans with comments from Landlord's Review. All submittals shall be provided to Landlord with sufficient review time available (not less than 5 working days) to avoid delay of the project.

ii. **Two reviews of Tenant's Drawings are required:**

a. **Preliminary review**, with minimum content and number of copies as described below; and

b. **Final Review**, with minimum contents and number of copies as described below, plus such other documents as may be required for obtaining permits from AHJ. If required by Landlord, Tenant's Drawing Submittal shall include any other drawings or other information as may be reasonably requested by Landlord to confirm Tenant's compliance with the requirements of the Lease or this Manual.

iii. Drawings depicting conceptual design ideas may be discussed with Landlord's Representative at any time in order to avoid loss of time or wasted effort on the Tenant designer's part. Prior to beginning design work, Tenant is encouraged to discuss any specific design concepts or options available to comply with the requirements of this Manual.

iv. Submittals of Tenant's Drawings for Landlord review shall be made to:

Tivoli Village Tenant Coordination
9755 West Charleston Blvd.
Las Vegas, NV 89117
Phone: 702- 940-6930
Fax: 702- 940-6931

v. Preliminary Review Submittal of Tenant's Drawings

a. Submittal format for Preliminary Review of Tenant's Drawings:

One (1) full size paper set of drawings

One (1) disk with full sized PDF Files of all drawings.

Finish materials sample board including manufacturers, model numbers, color numbers, and all other identifying information. This submittal shall become and remain the property of Landlord.

b. Required contents for a Preliminary Review Submittal of Tenant's Drawings are as listed below. **It is imperative that all the requirements listed are strictly adhered to by the Tenant and Tenant's Design Professionals. Failure to do so may result in unnecessary and costly delays in the Landlord's review and approval of Tenant's Drawings.**

• Key plan showing location of the Premises;

• Floor plan (Min. 1/8" = 1'-0" scale)

• Furniture/Fixtures/Equipment Plans and equipment list

• Reflected ceiling plan (RCP) at min. 1/8" = 1'-0" scale. RCP must be designed so that ceiling heights are coordinated with storefront heights and all Base Building utility conditions, allowing for Base Building utilities, Tenant ductwork and conduits, and other utilities above the ceiling.

• Plan and elevation of storefront (Min. ¼" = 1'-0" scale)

• Section through storefront (Min. 1" = 1'-0" scale)

• Preliminary Mechanical (HVAC), Plumbing, and Electrical Drawings.

• Preliminary Light fixture cut sheets for proposed light fixtures.

• If any rooftop equipment is anticipated to be part of Tenant's Work other than standard split system condensers up to 5 tons capacity, submit cut sheets and proposed rooftop location for all such items sufficient for Landlord to determine visibility of the equipment on the roof.

• Preliminary Acoustical Engineering information, including report from acoustic engineer of acoustic levels of Tenant's existing facility, if required by Landlord under the provisions of the Lease and Section 3(J) of this Manual.

vi. Final Review Submittal of Tenant's Drawings

a. Submittal format for Final Review of Tenant's Drawings:

One (1) full size sets of all drawings, stamped by Tenant's Design Professionals of Record (a copy of sealed drawings is sufficient - wet seal not required).

If structural drawings are included, provide two (2) full size sets of all drawings and calculations

One (1) paper copy of specifications.

One (1) disk with complete DWG and full sized PDF files of all drawings, and PDF copies of any specifications.

Any finish material samples that have been added or revised since samples were submitted with Preliminary Tenant's Drawings Submittal.

b. Required contents for a Final Review Submittal of Tenant's Drawings are as listed below. **It is imperative that all the requirements listed are strictly adhered to by the Tenant and Tenant's Design Professionals. Failure to do so may result in unnecessary and costly delays in the Landlord's review and approval of Tenant's Drawings.**

• Demolition Plan (Min. 1/8" = 1'-0" scale), specifically showing required removal of temporary lighting and heaters as described in Section 5 of this Manual along with any other required demolition

• Floor Plan (Min. 1/8" = 1'-0" scale)

• Furniture/Fixtures/Equipment Plans, details, and updated equipment list

• Reflected Ceiling Plan (Min. 1/8" = 1'-0" scale). RCP must be designed so that ceiling heights are coordinated with storefront heights and all Base Building utility conditions, allowing for Base Building utilities, Tenant ductwork and conduits, and other utilities above the ceiling.

• Interior Elevations (¼" = 1'-0" scale).

• Full sections of all partition types (Min. 1" = l'-0" scale).

• Details of special conditions (1½" = 1'-0" scale).

- Details of Storefront (1½" = 1'-0" scale).
- Door, frame, and hardware schedule with jamb details at (1½" = 1'-0" scale).
- Finish schedule and color schedule coordinated with submitted finish materials sample board
- Outline specifications (may be shown on drawings).
- Structural Drawings and load calculations (if any).
- Mechanical, Electrical, Plumbing Plans (¼" = 1'-0" scale).
- Mechanical, Electrical, Plumbing details (1½" = 1'-0" scale).
- Mechanical equipment and Plumbing fixture schedules.
- Cut sheets and proposed rooftop location for any rooftop equipment sufficient for Landlord to determine visibility of the equipment on the roof (other than standard split system condensers up to 5 tons capacity.
- Final Acoustical Engineering information if required by Landlord under the provisions of the Lease and Section 3(J) of this Manual
- Utility load calculations for plumbing fixture loads for water, sanitary sewer fixture units, and grease waste drainage fixture units ("DFU's"), including all kitchen equipment (if applicable).
- Electrical details, fixture schedules, and one-line electrical riser diagram.
- Electrical load calculations, including running load and connected load as used to calculate electrical service size
- Final light fixture cut sheets for proposed light fixtures.
- Emergency Illumination photometric plan to demonstrate compliance with IECC 2009 requirements for emergency Illumination (1 fc minimum).
- Fire Sprinkler and Fire Alarm Plans (¼" = 1'-0" scale). These may be submitted at a later date in accordance with the guidelines noted below.
- Specifications: architectural, structural (if any), mechanical, electrical, and plumbing.
- Other plans and specifications as may be required by the Authorities Having Jurisdiction ("AHJ").

c. Landlord's review process for Final Submittal of Tenant's Drawings

- Landlord, upon each review of Tenant's Drawings, shall provide an electronically scanned copy of its review comments on Landlord's FTP Site and shall make these electronic files available for access by Tenant, Tenant's Architect, etc. Landlord's review status will be indicated – "Revise and Resubmit", "Approved as Noted", "No Resubmittal Required", or "Approved for Construction".
- Tenant shall not submit Final Tenant's Drawings for permit approval until Final Tenant's Drawings have been approved by Landlord, unless Landlord provides prior written consent for Tenant to submit Final Tenant's Drawings to Authorities Having Jurisdiction (AHJ), simultaneously with its submittal to Landlord.
- Tenant shall be responsible for providing sufficient structural engineering design and calculations to obtain approval for any structural revisions from the Base Building Structural Engineer of Record (SEOR). Landlord will submit Tenant's Structural design and calculations to Landlord's Structural Engineer of Record for approval. All fees required by Landlord's Engineer shall be deducted from the Tenant Improvement Allowance.
- Las Vegas Fire and Rescue (LVFR) may require approval of the Landlord's Fire and Life Safety Consultant prior to permit submittal of any of Tenant's Drawings for Fire Sprinklers or Fire Alarm work. If so, Landlord will forward Tenant's Drawings to its consultant for review and approval, and will return any review comments to Tenant for incorporation into Tenant's Drawings. Costs incurred by Landlord for its life safety consultant's review and any resubmitted review required will be deducted from the Tenant Improvement Allowance.

vii. Specific Requirements for Signage Submittals

a. See also Section 4 of this Manual for specific signage criteria.

b. Tenant shall submit shop drawings, location plan and, at the option of the Landlord, perspective views of the sign and complete adjacent storefront design. Samples of all proposed colors and finishes shall also be submitted and will remain with the Landlord's Tenant Coordinator.

c. Shop drawings must also show sign material, illustration, attachment details, color details and full artwork, and must depict the following.

• Location plan: Depict exact placement and limits of all signage adjacent to the Premises.

• Storefront elevation: Include the store sign completely delineated and to scale.

• Sections: Include one entirely through the each sign assembly illustrating the final installation of any sign relative to the surface upon which the sign will be attached (including the Landlord-provided sign brackets for façade signs). Complete information regarding the method and type of anchoring devices is required to be included in the sections.

viii. Submittal of approved Permit Drawings to Landlord

a. Within 10 days of Tenant's receipt of building permits for Tenant's Work, Tenant shall submit copies of the City approved, City stamped building permit drawings (including fire sprinkler and fire alarm work) to Landlord.

b. Tenant shall submit one full sized paper copy, and a disk with full sized scans of all drawings and calculations, with the City approval stamps visible on the scans.

c. **LANDLORD'S RECEIPT OF THE ABOVE LISTED COPIES OF THE CITY APPROVED DRAWINGS SHALL BE A PRE-CONDITION FOR TENANT'S CONTRACTOR TO START WORK IN THE PREMISES.**

E. TENANT SHOP DRAWING SUBMITTALS

i. Tenant shall require its contractor and/or design professionals to submit the following to Landlord for its approval prior to releasing orders for these items as part of Tenant's Work:

a. All items which are to be provided in the Tenant Storefront Openings, including Tenant's storefront framing.

b. Any items which are to be provided on the façade as a part of Tenant's Work

c. Tenant's standard (5 ton capacity or less) HVAC equipment and thermostats

d. Cut sheets and proposed rooftop location for any other rooftop equipment sufficient for Landlord to determine visibility of the equipment on the roof.

e. Tenant's plumbing fixtures

f. Tenant's light fixtures and lighting controls

g. Tenant's transformers, panels, switchgear, and time clocks.

F. TENANT CLOSE-OUT DRAWINGS

i. Within thirty (30) days of completion of construction, Tenant shall provide As-Built copies of Tenant's Drawings (including fire sprinkler and fire alarm work) to Landlord. Tenant shall submit one full-sized paper copy of As-Built Tenant's Drawings, and one full sized set of scans of As-Built Tenant's Drawings in PDF file format on CD.

ii. As-Built Tenant's Drawings must show ALL field alterations and ALL deviations (including dimensional adjustments, etc.) from the Landlord and City-approved Final Tenant's Drawings.

iii. Within thirty (30) days of completion of construction, Tenant must provide Landlord a disk with final DWG Files of the most recently issued edition of all of Tenant's Drawings.

iv. See Section 6(L) for other Close-out Requirements

G. DISCLAIMER

Landlord's approval of any Tenant submittal, including Tenant's Drawings and/or Tenant's Work as described herein shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of the process described herein to obtain approval of all Authorities Having Jurisdiction (AHJ), and Tenant shall be solely responsible. Tenant shall be responsible for securing all necessary permits for Tenant's Work from the Authorities Having Jurisdiction (AHJ).

Section 3 – Design Criteria

A. ARCHITECTURAL CRITERIA – STOREFRONTS

i. STOREFRONT DESIGN PRINCIPLES

a. The Landlord building facade provides an architectural framework or opening (Storefront Opening) into which the storefront construction provided as part of Tenant's Work is installed.

b. Tenant may design Tenant's Work within these facade openings as fixed storefront, operable storefront, exterior wall area, or other use as approved by Landlord.

c. Tenant's construction may not encroach beyond the Lease Line of the Premises, which is typically a straight line from the outside face of the wall across the opening.

d. Storefront construction by the Tenant within the Storefront Openings provided by Landlord is to present a unique Tenant identity through the use of sophisticated, quality materials and details.

e. A strong sense of entry and of merchandising shall be paramount to the overall design. Tenant's storefront design within Tenant's Storefront Opening becomes an integral component of the building façade; therefore all work performed within the Storefront Opening as part of Tenant's Work shall coordinate with and complement Landlord's overall building design and façade design.

ii. For Tenants located on the second floor or higher of multiple level buildings, the facade and its windows above the first floor will be provided by the Landlord.

a. EXCEPTION: Upper level Storefront Openings that open to Tenant terraces, Tenant patios or common areas will be the responsibility of the Tenant unless otherwise shown on Landlord's Drawings.

iii. If Tenant's approved design requires Tenant to perform construction of the storefront that impacts adjacent exterior finishes (building facade, floor, sidewalk, or ceiling), Landlord will direct Landlord's designated contractor to return these adjacent surfaces to their original condition, and any costs incurred will be deducted from the Tenant Improvement Allowance.

iv. STOREFRONT ASSEMBLY

a. Tenant shall provide a complete storefront assembly within Tenant's Storefront Openings, including framing, glazing, and any other materials necessary to construct the storefront as designed by Tenant and as approved by Landlord. Storefront construction must meet all legal and code requirements and all requirements of this Manual.

b. All proposed Tenant storefront designs must be submitted for Landlord's review and approval on a preliminary basis, prior to incorporation into the final plans.

c. Tenant shall submit proposed metal finish color selection to Landlord prior to ordering any materials. Landlord's approval of all color selections shall be solely at Landlord's discretion.

d. Generally, storefronts located in areas with an overhang shall be single pane butt glazed with frameless Herculite style doors and clear glazing. Storefronts located in unsheltered locations without an overhang shall be insulated glazing as required to meet applicable energy codes, with Herculite style doors.

e. Storefront base design and dimensions must take into account specific site conditions, such as stairs outside the storefront, or sloping grade.

v. MATERIALS & DETAILS

a. General: Only high quality, professionally installed and detailed materials will be permitted. The Landlord reserves the right to reject any storefront or material selection which does not maintain these standards. All of Tenant's Work, including storefronts, shall be non-combustible material. Treated fire-resistant materials may be permitted by Landlord if approved by Authorities Having Jurisdiction (AHJ). Stone or other approved veneer shall only be installed over stucco substrate assembly as approved by Landlord.

b. *Minimum material standards acceptable to Landlord:*

Glazing

• Retail: clear single pane butt glazed system

• Restaurant or other Non-Retail: Submit proposed storefront and glazing design for Landlord's review

Metal: Factory finished, powder coated metals such as aluminum, Cast aluminum, cast iron, wrought iron, Brass, bronze, Pressed metal (tin or aluminum), or exposed Stainless steel (brushed or polished), or polished chrome plated finish.

Stone: Marble, Granite, Sandstone, Limestone, Travertine, Quartzite, Slate

Tile: Terracotta, Mosaics, Glass tile
Wood: Painted or stained, kiln-dried, exterior use mill-quality finish, or solid lumber hardwoods of premium grades as defined by AWI standards. All exposed wood shall be suitable species that are recommended and durable in Las Vegas climate extremes.

c. *Prohibited Storefront Materials*

• Masonite, simulated wood laminate, peg board, plywood or particleboard or unfinished, rough-cut lumber and siding.
• Simulated Stone or artificial versions of stone, marble, tile, brick, etc. including pre-cast concrete.
• Brick masonry or clay tile masonry
• Exposed concrete construction.
• Plaster, GFRC, or GFRG moldings and castings.
• Corrugated or unfinished metal, woven wire products or wire glass.
• Plastic materials or plastic laminates.
• Gypsum in combination with any of the above.
• Softwoods or economy grade as defined by AWI Standards.
• Salvaged materials that are not restored.
• Anodized metal, including storefront framing which must be one of the acceptable metals listed above.
• EIFS systems.
• Any other material that Landlord deems unacceptable an inconsistent with existing exterior treatments.

vi. ENTRY & DOOR DESIGN

Expression of unique, signature entryway and doorways is required. Doors located in the plane of the storefront (flush with the lease line) are acceptable; however, at Tenant's discretion and with Landlord's approval, entries may be recessed behind the Lease Line so the door swing does not extend beyond Lease Line (see "Entry Floor" below). Tenant shall provide sill flashing at all storefront openings in accordance with Landlord's standard details.

a. Storefront entry systems as approved by Landlord shall be provided by Tenant as part of Tenant's Work.

b. Recessed entry alcoves, variations in planes of storefronts, and other dimensional modulations of storefronts are encouraged and permitted with Landlord's approval, provided that no portion of the storefront shall extend beyond the Lease Line.

c. Tenant shall verify that Tenant's proposed entry door location and design allows for proper ADA compliant transition between the exterior sidewalk grade elevation and interior floor slab grade elevation, and shall provide an approved ADA-compliant transition if required.

d. For storefronts with a linear dimension between 30' and 60', or where egress code requires it, an additional opening or entrance is permitted.

e. For each additional 60' of storefront, an additional opening is permitted.

f. Entry Door Requirements

• Pivot type doors only, with floor mounted closers and "patch" pivots at the top of doors in butt glazed systems.

• 8'-0" minimum height.

• NO Anodized metal is permitted.

• NO Standard mall-type sliding or rolling grilles are permitted.

• Entry Door Hardware: All entry and exit doors/hardware are to be designed and installed per ADA and applicable code requirements. Hardware components such as closers, magnetic locks, etc. shall be concealed so as to create a clean, streamlined door and storefront appearance.

vii. Entry Floor

a. In areas where Tenant storefront is set back from the lease line, it is the responsibility of the Tenant to provide waterproofing membrane and infill the floor area between the storefront and lease line. Landlord may require Tenant to use Landlord's waterproofing contractor for the waterproofing work at Tenant's expense.

b. Where Tenant's recessed storefront construction results in a gap between Landlord's stone paver sidewalks and Tenant's storefront, Tenant shall obtain stone paver materials which match Landlord's sidewalk from Landlord's stone supplier to fill any gaps, and provide these materials as approved by Landlord.

c. In all areas, Tenant floor finish material shall be level with the Landlord's common area finish, and any Tenant constructed recessed areas shall be flush with adjacent finishes.

d. No surfaces or projections potentially hazardous to pedestrian traffic may be used in storefront designs.

viii. Security Equipment

a. Any required entryway electronic detection devices, security systems, fire protection devices, or other surveillance equipment must be incorporated into the storefront design.

b. No exposed equipment, rails, suspended or freestanding boxes, posts or columns shall be permitted unless aesthetically incorporated as part of the storefront's overall design.

c. Sensormatic systems (fully concealed only) must be installed within the floor or ceiling zones.

ix. Storefront Lighting

a. Tenant storefront entries may require lighting, including emergency egress lighting, by Tenant. Any required entry lighting shall be supplied from Tenant's electrical panel, and shall be operated on a time clock for not less than the hours established for Tenant's operation after dark.

b. Illumination of awnings from above requires Landlord approval.

c. Lighting design shall compliment the planting / landscaping concept.

d. Exterior electrical conduit/supply wires for fixtures must be fully concealed from public view. No exposed conduit shall be permitted.

e. No exterior wall-mounted light fixtures / sconces will be permitted except those that are attached to Tenant storefront assembly WITHIN THE STOREFRONT OPENING. Any other installation of light fixtures on the building façade requires specific approval, including submittal of a sample fixture for Landlord design approval.

B. LANDSCAPING & EXTERIOR FURNISHINGS

i. Where Tenant has been provided an assigned Patio or Terrace as depicted in Tenant's Lease, Tenant is to provide furniture, fixtures, and landscaping that are not permanent or affixed to the paving or building. Location and design will be reviewed and approved at the discretion of the Landlord using the following criteria as a guide:

a. All objects placed on Tenant's Patio or Terrace shall be sturdy, designed for exterior use, and substantial enough to avoid being moved or blown over in high wind conditions that exist in Las Vegas. Any item that may move in high winds may be considered for approval by Landlord subject to its use ONLY AT STREET LEVEL Patios or Terraces, and subject to Tenant's written agreement to relocate such objects indoors at any time when wind advisories are posted for Las Vegas.

b. If required by Landlord, Tenant shall provide Landlord with a submittal of all Tenant furniture, fixtures, and equipment to be installed or placed on Tenant's exterior patio and/or Terrace. Submittal shall include layout plan and cut sheets of all proposed FF&E items with sufficient information for Landlord to reasonably evaluate compliance with the requirements of the Lease and this Manual.

c. Tenant's landscaping and exterior furnishings must be contained within its designated patio or terrace and may not infringe on common area sidewalks.

d. Planters must not be permanent or affixed to paving. Planters must be closed or provided with a watering tray large enough to prevent overflows and staining of pavement below. Planters must be constructed of, or lined with, an impervious material.

e. Planters must be maintained by the Tenant with attractive, live plants on a year-round basis or stored during the winter within the leased area or off-site. If required by Landlord, Tenant shall provide Landlord with a copy of its contract with a professional maintenance company who is responsible for fulfilling the requirements as listed in this Manual. NO ARTIFICIAL PLANTS SHALL BE USED IN ANY EXTERIOR PLANTER AT ANY TIME.

f. Exterior hose bibbs for cleaning and irrigation of Tenant exterior plantings, patio and furnishings shall be provided by Tenant at Tenant's expense and must be incorporated into the storefront's overall design.

g. Planters must be compatible with the building façade. All materials, fabrication and attachments are subject to Landlord's review and approval. Please refer to Storefront Materials Section 3(A)(vi) above for acceptable and prohibited materials.

h. Any railings not provided as a part of Landlord Work and needed for Tenant's operation, including railings as required by applicable liquor licensing, shall be the responsibility of the Tenant. Railings shall not be permanent or affixed to walls or paving unless approval is granted in writing by Landlord for fixed railings. Railings shall be designed to visually coordinate or compliment the project architecture. Please refer to Storefront Materials Section 3(A)(vi) above for acceptable and prohibited materials.

i. External paging or sound systems will not be allowed without prior Landlord approval, which shall be at Landlord's sole discretion. Internal paging systems must meet all sound control guidelines.

j. No exterior seating areas (other than assigned Terraces or Patios) are allowed unless depicted in Lease or approved by Landlord in writing.

k. Other than specific elements of Landlord Work itemized in the Lease, Tenant shall be responsible for all elements of construction, furniture, fixtures, and equipment as required for its use of the terrace and/or patio.

C. RESTAURANT SPECIFIC DESIGN CRITERIA

i. In addition to the other Design Criteria listed in this Manual, Restaurants are required to animate the facades and create a festive, active area with the ambiance and energy of a European cafe.

ii. To achieve this, restaurants will be allowed to "open" the transition between the interior of their restaurant and their patios and terraces. Tenant can accomplish this by providing sliding, swinging, rolling, stacking or even attractive overhead glass door systems as part of Tenant's storefront.

a. Restaurant Display Zone: 6' to 12' minimum interior seating area occurs behind the Lease Line as described above.

b. Solid walls and service or kitchen equipment will not be permitted in this area.

c. No preparation or service areas may occur within this zone, unless approved by the Landlord as integral part of design experience (i.e. presentation kitchens).

d. Patio/Terrace Exterior Pavers: Exterior Paver finish for patios and terraces shall be provided by Landlord. No penetrations of Landlord's floor exterior paver finish, slab, or waterproofing by Tenant shall be allowed.

e. Hanging Signage: If the restaurant is contiguous with an arcade or multiple arcades, then Tenant is required to provide a hanging sign or identity graphic within each arcade.

f. Tenant is required to provide ceiling fans, overhead ornamental lighting, and other visual decor elements in Patio and Terrace areas to assist in creating a unique visual identity in these areas.

D. RETAIL DISPLAY ZONE

i. Where retail storefronts occur, the area from the lease line extending 4'–0" into the store interior constitutes the "Display Zone".

a. All fixtures and merchandising within the Display Zone should be highlighted with LED, CFL, or incandescent track and spot lighting, as appropriate. If track lighting is used, track light heads shall be provided at not less than 4'-0 on center, or equivalent (i.e. a two head fixture at 8'-0 o.c.).

b. Light sources shall be shielded from public view and shall be directed away from the exterior sidewalk or common area to prevent glare into public areas.

c. Lighting in the Display Zone shall remain in operation from store closing until such time as Landlord designates Display Zone lighting and the exterior sign(s) to be turned off. Lighting and sign timer(s) shall be set accordingly, and circuiting coordinated accordingly.

d. Clothing racks, table displays and typical stocking shelves, peg walls, mirrors, and slat wall are NOT permitted in this zone.

e. Hard Surface ceiling required, with a bulkhead where the display zone ceiling meets the store ceiling. Acoustic ceiling tile is not acceptable.

f. Fully concealed sprinkler heads are required in the display zone

E. FLOOR

i. Finish Floor: Tenant shall provide a finished floor within the sales area of the Demised Premises and areas accessible to the general public. Tenant's finished floor is to be at the same elevation as adjacent common areas. Concrete floors are designed and constructed to be a substrate for Tenant provided floor coverings. Tenant shall provide a high-quality, highly-durable floor covering in areas accessible to the public which conforms to the following:

a. Wood installations shall be hard wood with wear-resistant surface.

b. Ceramic tile, quarry tile, stone tile, and exposed colored or stained concrete installations must be commercial grade with nonslip surface. If a stained concrete floor is used, Tenant is responsible for possible slab modifications to allow an ADA-compliant transition (at the door(s)) to the common area exterior finishes.

c. Exposed, unfinished (uncolored) concrete floors will only be allowed in back-of-house areas or as otherwise approved in writing by Landlord.

d. Walls that abut exposed concrete floors shall be finished with a 4" minimum base or with a taped-in "L" Molding to form a straight, clean edge at the floor. Drywall board shall not have an exposed, unfinished edge at the floor.

e. Carpet must be commercial grade and must have proper flame spread ratings to meet applicable codes. Carpet will not be permitted where color, quality or weave is not suitable for high traffic areas.

f. 12" x 12" vinyl composition tile shall not be permitted in any space visible to the public, or in any Tenant toilet rooms. Other types of resilient flooring will only be considered on a case by case basis, subject to Tenant providing enough information (manufacturer's information and samples) for Landlord to evaluate the suitability of such flooring in the highly detailed, visually rich environment of Tivoli Village.

g. Any flooring other than those mentioned above shall be subject to Landlord's prior written approval.

h. Tenant shall provide a metal transition strip ("Schluter Strip") between differing floor finishes. This includes but is not limited to carpet to wood or carpet to tile. No vinyl transition strips will be allowed in public areas of the Premises.

i. Tenant shall review the condition of the existing concrete slab, and shall provide any modification, patching, or other preparation as required for a first class installation of Tenant's approved floor finish, including any concrete preparation needed for stained concrete floors.

ii. Dimensional Allowance for Tenant Floor Finishes:

a. First Floor Slab at Podium is a concrete subfloor set ¼" below the finished level of the adjacent exterior floor system (either the common area sidewalk or the building common areas).

b. Second Level subfloor is a concrete composite deck system designed for a ¾" Tenant floor finish.

c. Tenant shall verify all existing floor elevations and slab conditions, and shall accommodate all existing conditions in is finishes and floor transitions. Tenant is responsible for providing a finish floor that is flush with the adjacent walking surface and compliant with ADA and other requirements of AHJ.

d. Since the concrete slab provided is intended to be a substrate for a floor covering by Tenant, stained concrete floor may require patching and leveling in various areas in order for Tenant to provide an acceptable stained finish.

iii. Waterproofing system below pavers at Common Areas, Patios, and Terraces:

a. Landlord will provide a complete waterproofing system outside the building line.

b. Any damage to or penetrations of Landlord's waterproofing system due to Tenant's construction activities will be performed by Landlord's contractor, approved by Landlord's architect and any costs incurred will be deducted from the Tenant Improvement Allowance.

iv. Interior waterproofing in Premises at locations with plumbing fixtures:

a. All tenants shall provide a Landlord-approved waterproof membrane immediately below Tenant's finish floor in all rooms with plumbing fixtures (kitchen areas, toilet rooms, janitor closets, etc.). Exposed concrete floors are not permitted in such rooms.

b. Membrane shall be turned up a minimum of 6" on the walls and all slab penetrations.

c. Tenant's waterproofing shall be subject to a flood test within the Premises. Tenant shall provide 72 hours notice to Landlord's Representative to allow Landlord to witness flood test.

F. WALLS

i. General

a. All gypsum board used in Tenant's Work shall be minimum 5/8" Type X, except on curved walls or at other locations where layers are used to create a gypsum board assembly.

b. Finish: All interior gypsum board shall be installed with the following finish levels per GA-216 / ASTM C-840 and per local code and AHJ requirements:

- At concealed spaces above ceilings, and at unfinished "back of house" areas - a minimum of level 3 finish;
- At gypsum board ceilings and soffits, and at all other areas with semi-gloss or gloss paint finishes – Level 5 finish; and
- At all other areas with either flat or eggshell paint finishes – minimum level 4 finish.

c. All walls visible to the public must be finished in an appropriate manner. If painted, walls must receive a minimum of primer and two coats of paint.

d. All painting, decorating, paneling, wallpapering and all other finishes on walls and columns located in the Tenant's Premises shall have a minimum flame spread/smoke developed rating as required by applicable codes and AHJ.

e. Firestopping due to combustible materials in walls:

- The City of Las Vegas has interpreted Section 717.2 IBC 2009 to require fire-stopping due to "combustible materials" in a stud cavity even if those "combustible materials" consist of fire treated wood blocking or backing as permitted in non-combustible buildings by Section 603 IBC 2009.
- Any interior or exterior metal stud wall assemblies with fire treated wood blocking or backing exposed to the stud cavity shall be completely filled with fiberglass batt insulation (thermal insulation, not fire safing) as described in Section 717.2.1 IBC 2009.
- In the City's interpretation, friction fit insulation where drywall is installed on the interior side of the stud may meet the requirements for the insulation to be "securely retained in place". Visibly sagging insulation resulting in gaps may necessitate additional restraint for the insulation if required by AHJ.

f. At the base of all walls in public areas, Tenant shall finish the gypsum board with an approval wall base as approved by Landlord. If no wall base is provided, Tenant shall finish bottom edge of gypsum board at the floor with an approved taped-in L trim to create a straight, clean edge at the bottom of the gypsum board.

ii. Interior Walls

a. Tenant will provide demising walls as described herein.

• Tenant Contractor shall lay out the location of the demising wall in accordance with the Lease, approved Tenant Drawings, and TLOD, and Tenant shall obtain field approval of Landlord for the location of the demising wall prior to installation.

• The wall type will be such as to provide adequate fire separations and sound barriers as required by code and in accordance with this Manual.

• **The minimum final demising wall construction shall consist of six inch (6") 18 gauge metal studs at 16" o.c. with minimum 6" of sound attenuation insulation between the studs, and one layer of 5/8" Type "X" gypsum board on each side.** These walls are not designed to support additional loads. Tenant is required to provide in-wall blocking or other reinforcement as required if Tenant wishes to place additional loads on these walls. **Tenant shall insulate deck flutes and all other openings or perimeter conditions in demising walls, and provide acoustical sealant at all penetrations and perimeters of demising walls.**

• The first tenant to start construction ("Tenant A") shall provide the studs and the gypsum board on its side of the studs. Tenant A may also provide the sound attenuation insulation at its option to help maintain climate control in its Premises prior to the construction of the Tenant B side of the wall. The AHJ may require Tenant A to provide the insulation in the demising wall in order to obtain its Certificate of Occupancy due to energy code requirements.

• The second tenant to start construction ("Tenant B") shall provide 6" sound attenuation insulation and 5/8" Type X gypsum board on its side of the studs

• Non-rated demising wall construction: in non-rated demising walls, all demising wall penetrations and perimeters must be fully sealed with acoustic sealant. TENANT SHALL NOT USE FIRE CAULKING FOR NON-RATED WALLS.

• Rated Demising Wall Construction: Each tenant shall provide fire-safing and fire caulk on its side of the demising wall as required by AHJ, and fire dampers or other fire rated penetrations as required by AHJ if Tenant's Work penetrates any fire-rated walls. See Landlord's Drawings for rated wall locations.

• Each tenant shall be responsible for any acoustic assemblies needed to comply with the requirements of the "Acoustics" Section of this Manual (Section 3(I)). Each tenant may assume the installation the standard demising wall construction described above by the adjacent tenant, but any additional acoustic treatment needed to comply with the requirements of the Lease and this Manual is the responsibility of each Tenant that is generating sound in its space that cannot be adequately mitigated by the standard demising wall.

• Where a demising wall is located below and parallel to a steel beam with round openings, it is Tenant's responsibility to provide covers or closures in the openings exposed to the Tenant's Premises, or enclose the beam, to provide a secure, sound and odor tight perimeter to Tenant's Premises.

b. All interior partitions, including column covers, within the Tenant's Premises shall be metal stud construction and shall have one layer of gypsum board Type X (5/8" minimum) finish (on both sides where required) with taped, spackled and sanded joints. Metal studs shall extend to the structure above where required by code. If fire rated partitions are required by AHJ, Tenant constructed partitions shall provide the required fire rating.

c. Construction of all walls provided in Tenant's Work must allow for access, via access panels of sufficient size (including rated panels, if required by AHJ), for any Tenant or Landlord utility systems, including all valves, junction boxes, etc.

d. Non-Rated Walls at Service and Egress Corridors, Lobbies, Utility Rooms, and other common areas: Where occurring, Landlord will provide metal studs and gypsum board on corridor or common area side of studs only. Tenant shall provide full depth sound attenuation insulation, and 5/8" Type x gypsum board on Tenant's side of the studs. Tenant shall also insulate cavities at deck flutes and all other openings or perimeter conditions in such walls, and providing acoustical sealant at all penetrations and perimeters of such walls.

e. Rated Interior Walls at common areas such as Mechanical/Electrical Rooms, Stairwells, and Elevator Shafts:

• Landlord's construction incorporates the fire rated assemblies that are required by code. Tenant's Work must maintain the integrity of these assemblies at all times. Tenant shall provide fire dampers, smoke dampers, and fire stopping as required by applicable codes.

• Landlord will provide metal studs, sound attenuation insulation, and gypsum board (fire taped) on both sides of studs to complete a fire-rated wall assembly. In some instances rated walls will consist of concrete block walls, and Tenant shall apply finish to these walls (exposed block is not acceptable).

• Tenant shall provide any additional finish on Tenant side of wall as required by Tenant's Work.

f. All Tenant doors into interior common areas shall be provided by Tenant with a recessed alcove so that the door swing does not project beyond the Lease Line or into the corridor or lobby. Tenant shall provide lighting in the alcove to highlight the entry. This lighting shall be powered from Tenant electrical panel, and shall be "always on", and shall be provided with emergency ballast.

g. Should Tenant need to make modifications to the Landlord-installed interior walls, Tenant shall return such partitions to their original condition, with fire rating (if any) and sound attenuation (if any) intact.

h. Attachment of stud framing to beams and columns with fireproofing:

• At locations where stud framing is required to attach to beams and columns which are protected with fireproofing, only attachment details approved by AHJ shall be used.

• Tenant's Drawings shall depict the conditions (i.e. stud track parallel to beam, stud track perpendicular to beam, etc.) and detail proper attachment clips with dimensions, gauge and spacing noted, patching of fireproofing, accommodation of slip track, etc.

• Under no circumstances shall Tenant's Drawings depict installation of stud assemblies directly to steel beams where fireproofing is required on such beams without proper detailing of assemblies that are approved by AHJ.

iii. Exterior Walls

a. All exterior walls will be constructed by Landlord with cold-formed light-gauge metal studs with various stone, stucco or other veneers. No thermal insulation or interior side gypsum board on exterior walls is provided by Landlord.

b. Tenant's Work shall include the installation of full depth thermal insulation and 5/8" Type X gypsum board on Tenant's side of all exterior wall framing. Gypsum board on exterior walls shall extend from floor to deck so that no insulation is exposed.

c. For spaces where Landlord has previously installed thermal insulation in the exterior walls, and/or gypsum board on interior face of exterior walls in order to meet the requirements of AHJ, Landlord will deduct the cost of that work from the Tenant Improvement Allowance.

d. Landlord reserves the right to have Landlord's contractor perform any or all work required for penetrations, alterations or patching of exterior envelope (especially stucco and stone exteriors), using only Landlord's designated exterior materials. If so, all costs of such work shall be deducted from Tenant Improvement Allowance.

G. INTERIOR DOORS

i. Rear Service Doors: Rear service doors shall be minimum 3' x 8' hollow metal doors in hollow metal frames, provided by Tenant with all hardware (including kick plate on corridor side) as required by code. Where the Tenant's rear service door is existing from Landlord's shell construction, Tenant shall arrange for the door to be re-cored/re-keyed by a locksmith at Tenant's expense. In this case, the original construction core must be returned to Landlord's representative.

ii. Where Tenant's Work requires the addition of door, window, or other openings in exterior walls, Landlord reserves the right to have such work performed by Landlord's contractor. If so, all costs will be deducted from the Tenant Improvement Allowance.

iii. Tenant's interior doors and frames shall be minimum 3' x 8' heavy duty commercial grade, with heavy duty commercial grade hardware. Provide all doors and hardware in compliance with ADA requirements and applicable local codes.

H. CEILINGS

i. Allowable Sales Area Ceiling Systems

a. Plaster, gypsum board (see additional requirements in Paragraph F above), metal or cloth baffle system.

b. 2' x 2' Tegular or 2' x 4' Tegular "Second Look" (with the appearance of 2' x 2' tile) acoustic system (except in Display Zone).

c. Exposed Construction (ALL items must be painted, no flexible ductwork permitted).

ii. Prohibited Sales Area Ceiling Systems

a. 2x4 or 2x2 lay-in or exposed tee grid with square edge textured ceiling tiles.

b. Concealed spline systems.

c. Unpainted exposed ceilings

iii. Other Ceiling Requirements

a. If acoustical tile systems are used, tile material is strictly allowed on horizontal surfaces only. For transitions to other ceiling heights, Tenant is to use appropriate hard finish bulkheads (gypsum board or other approved wall finish materials). Areas with exposed structure as the ceiling will require extra coordination with mechanical, fire protection, lighting and structural system requirements in order to provide an acceptable level of appearance. If Tenant elects to utilize an "exposed construction" ceiling design, ALL visible elements must receive a painted finish. All labeling and color coding of Landlord and Tenant Systems (plumbing, HVAC, electrical, low voltage, fire sprinklers, fire alarms, etc.) shall be preserved and replaced as needed.

b. **All ceiling systems must allow for adequate access without special tools through operable or removable panels of a size that can be reasonably handled by one person, or access panels of sufficient size to allow adequate access for any Tenant or Landlord utility systems (including all valves, junction boxes, etc.) above the ceiling. ADEQUATE ACCESS SHALL INCLUDE A CLEAR VERTICAL PATH FROM THE ACCESS PANEL TO THE ITEMS TO BE SERVICED TO PERMIT REASONABLE AND SAFE USE OF A LADDER FOR ACCESS WITHOUT CLIMBING ON CEILING CONSTRUCTION.**

c. All furring, framing and blocking above the ceiling shall be of noncombustible construction that satisfies applicable requirements of AHJ.

d. Maximum ceiling heights shall be regulated by Landlord in order to permit, if needed, installation of Landlord's or future tenants' equipment above finished ceiling. See item f below.

e. If acoustical tile systems are used, Tenant must provide seismic joints in the main tees of the suspension system in compliance with requirements of AHJ.

f. All Tenants must comply with the following guidelines for their ceiling design, to allow the Tenant above sufficient space to run their below-floor plumbing and/or other utilities:

(i.) For Tenants that have beams with circular openings in the webs of the beams (CMC beams) above their ceilings, no part of a Tenant ceiling may be higher than the bottom of the deepest beam or lowest existing utility line installed in the Premises.

(ii.) For Tenants that have beams with no openings in the webs of the beams (wide-flange beams) above their ceilings, no part of a Tenant ceiling may be higher than 12" below the bottom of the deepest beam in the Premises.

I. ACOUSTIC DESIGN REQUIREMENTS

i. Tenant shall not cause excessive noise in adjacent tenant spaces. Tenant shall mitigate noise produced in the Premises by designing Tenant's demising partitions, ceiling assemblies, and floor assemblies with sufficient sound attenuation and limiting the noise produced in the Premises.

ii. **EXCESSIVE NOISE SHALL BE DEFINED AS SOUND ORIGINATING IN THE PREMISES WHICH EXCEEDS 35 dBA IN ANY ADJACENT TENANT'S PREMISES, INCLUDING SOUND TRANSMITTED TO ANOTHER TENANT'S PREMISES BELOW ROOF MOUNTED EQUIPMENT INSTALLED BY THIS TENANT.** Sound shall be measured as recommended by Landlord's acoustical engineer.

iii. Tenant shall not cause excessive vibration in any adjacent Tenant's premises. Vibration caused by the Tenant or by activities within the Tenant's Premises shall not be discernible to the human senses outside of Tenant's Premises at any time.

iv. For Tenants on elevated concrete floors on steel framing, any hard surface finish floor areas shall require an acoustical mat to limit impact noise ("footfall") from being transmitted to the structure. Acceptable acoustic mat shall be SuperSam 125 or equal approved in advance by Landlord's Representative.

v. Certain tenant uses can be reasonably anticipated to produce elevated sound levels within the Premises that have the potential to impact adjacent tenants, including tenants above and below, if applicable. For such uses, in Landlord's sole judgment, Landlord may require Tenant to provide the following for Landlord's approval prior to the start of construction of Tenant's Work:

a. Provide a report to Landlord of measured sound level in a reasonably comparable Tenant facility. Report shall be produced by an independent third party acoustic engineer registered either in the State of Nevada or in the State where the facility is located.

b. Provide a report from an independent third party acoustic engineer registered in the State of Nevada ("Tenant's Acoustic Consultant") stating the anticipated sound reduction from the construction elements proposed for the perimeter of the Tenant's Premises (including above and below, if applicable), and stating the expected residual sound levels that will be impacting adjacent tenants.

c. If the report provided by Tenant's Acoustic Consultant states that sound attenuation provided by the proposed Tenant's Work is not sufficient to properly dampen sound or vibrations from within the Tenant's Premises, Tenant's Acoustic Consultant shall design and provide additional sound attenuation assemblies as required at Tenant's expense, and such work shall be shown on Tenant's Drawings.

d. Landlord shall provide Landlord's acoustic consultant with a copy of the information provided by Tenant, and Landlord's consultant shall advise Landlord whether the proposed Tenant's Work and Tenant's operations can reasonably be anticipated to comply with the acoustic design requirements of the Lease and this Manual.

e. If applicable, Tenant shall, at Tenant's expense, modify Tenant's Drawings and Tenant's Work to comply with the requirements of the Lease and this Manual to obtain Landlord's approval of Tenant's Drawings.

f. NOTWITHSTANDING TENANT'S COMPLIANCE WITH THE SUBMITTAL AND LANDLORD REVIEW REQUIREMENTS LISTED HEREIN, TENANT SHALL REMAIN ENTIRELY RESPONSIBLE FOR CONSTRUCTING AND OPERATING TENANT'S PREMISES IN COMPLIANCE WITH THE PROVISIONS OF THE LEASE AND THIS MANUAL.

J. VERTICAL TRANSPORTATION WITHIN TENANT PREMISES FOR MULTI-LEVEL TENANTS

i. Multi-level Tenants are required to provide vertical transportation within the Tenant's Premises in accordance with applicable codes and the Americans with Disabilities Act (ADA).

ii. Due to the multi-story nature of the project, tenants must locate any stairs, elevators and escalators within their Premises in areas that do not interfere with utility lines and other uses in the floors above and below the Tenant's Premises, including the garage levels below.

iii. Tenant must coordinate proposed locations for Tenant's vertical transportation with Landlord very early in Tenant's design process. Final locations of Tenant's vertical transportation elements are subject to Landlord's prior written approval.

iv. Tenant shall provide the relocation of any existing equipment, conduits, piping, or other previously installed work by Landlord or other tenants that is affected by Tenant's Work to construct stairs and/or elevators.

K. KITCHEN GREASE SUPPLY/REMOVAL REQUIREMENTS

i. All used fryer grease must be removed using a system consisting of an interior holding tank with a pipe leading to a recessed, concealed port with a flush, tamper resistant lockable cover in the exterior wall, subject to Landlord prior approval of location for the port.

ii. This grease must be removed via a pump truck with hose connected to the wall port. Submit details of proposed system for Landlord's approval.

iii. All grease supplied to Tenant's Premises may be either a similar system for grease supply, or other system of package delivery to the Premises.

iv. Under no circumstances shall Tenant place any grease supply/waste holding tank or bin in any area outside of Tenant's Premises. No exterior holding tanks or vessels of any type will be permitted.

L. OTHER SERVICE REQUIREMENTS

i. Trash removal:

a. Tenant shall familiarize itself with the locations of Landlord supplied trash compactors at Tivoli Village.

b. Tenant's Drawings shall indicate the location to be used by Tenant for trash holding within the Premises, and shall include any refrigeration needed, if applicable.

c. Tenant may not place or store any trash or trash receptacles in dock areas, interior or exterior common spaces, corridors, or any other portion of the project outside of Tenant's Premises.

ii. Bulk beverage delivery – Restaurant Tenants my install a CO2 port in the exterior wall subject to prior Landlord approval of the port location. CO2 port shall be in a recessed box with a flush, tamper resistant, lockable cover.

M. ROOFING CRITERIA

i. Landlord will provide a complete roofing system above the Tenant's Premises. Insulation will be designed per applicable energy code. Tenant must conform to Landlord's standard project details in making any penetrations or modifications to the roof. All such modifications must have Landlord's prior written approval and shall be performed by Landlord's roofing contractor at Tenant's direct expense.

ii. Roof penetrations for installations required by Tenant's Work and approved in writing by Landlord shall be performed, repaired and maintained by Landlord's Roofing Contractor under contract to Tenant (or Tenant's General Contractor) at Tenant's direct expense.

iii. Curbing and flashing required for such openings shall be installed by Landlord's Roofing Contractor under contract to Tenant (or Tenant's General Contractor) at Tenant's direct expense.

iv. Structural supports for such roofing work are subject to the provisions for structural modifications as described in this Manual. Structural review at Tenant's expense is required for any unit larger than standard 5 ton capacity split system condenser/compressor unit. See provisions of the Landlord Work letter and this Manual for the requirements to be met if structural roof reinforcement is required.

v. Tenants requiring mechanical or electrical equipment, antennas, satellite dishes and the like shall not place it on the roof or the exterior of the building without the prior express written approval of Landlord.

vi. Any item placed on Landlord's roof which does not require a cut-in curb (including standard rooftop split system condensers) shall require the following for installation on Landlord's roof. All elements of these criteria shall be at Tenant's expense:

a. A slip sheet furnished by Landlord's roofer placed on top of the roof membrane

b. A 3" Hef-T-Pad, minimum 36" x 36", or larger if required by the equipment footprint.

c. Provide neoprene vibration pads at all points of contact between Hef-T-Pad and equipment loads

d. Provide leveling shims, clips, or other method approved by Landlord to level units.

vii. All equipment placed on roof by Tenant shall either be factory finished or shall be painted an approved color to match roof membrane at Tenant's expense. All exposed ductwork on the roof shall be painted an approved color to match the roof membrane. Landlord may require painting of any equipment that is objectionable with an approved color to match the roof.

viii. Upon completion of Tenant's Work, Tenant shall obtain a letter from Landlord's Roofer stating that all of Tenant's Work on the roof has been properly performed so that there is no impact on Landlord's Roof Warranty.

Section 4 – Signage Criteria

A. GENERAL

i. The Sign Criteria section describes the allowable sign types and their relationship to the design zones within the overall project. Tivoli Village at Queensridge encourages all manners of expressive tenant signage. Tenants are to highlight their unique identity through their signage program. The Landlord requires all signage at Tivoli Village be of the highest design and material quality in order to maintain an appropriate, upscale atmosphere. A mix of sign styles and materials is encouraged, though all signs remain subject to Landlord's approval and must comply with code and requirements of AHJ.

a. Signage infrastructure provided by Landlord:

• Tenant Façade Sign and Blade Sign shall only be installed in locations where sign bracket tubes are provided by Landlord or provided by Tenant with the express approval of the Landlord. Tenant shall be responsible for providing conduit stubbed through the sign tube for power to the sign.

• Tenant Hanging Sign shall only be installed in locations where Hanging Sign bracket and Hanging Sign panel are provided by Landlord. Tenant shall be responsible for installation of Hanging Sign and bracket as approved by Landlord at Tenant's Expense.

• If Tenant has obtained Landlord approval to provide Tenant's Façade Sign, Blade Sign, or Hanging Sign in a location which does not have pre-installed sign brackets provided by Landlord, Tenant shall be responsible for all engineering and construction of sign mounting tubes and/or hanging sign brackets or related supports as required by Landlord for the sign installation, and any electrical conduit, devices, or wiring required to power Tenant's signs.

• After installation of all sign conduits in sign mounting tubes, contractor shall stuff any holes in the tubes, or any open ends in the tubes exposed to the interior, with mineral wool insulation, and shall seal as needed to avoid air and water intrusion into the Premises or other building areas.

b. Specific sign locations and quantities are defined for Tenant on Tenant LOD in the Lease.

c. Tenant shall require its sign contractor to provide insurance coverage acceptable to Landlord.

d. Other temporary signage opportunities may be available for Tenant in other locations throughout this project, including the garage. Interested tenants shall contact the Landlord marketing representatives to discuss the availability and type of opportunities available.

ii. The design, fabrication, installation and operation of all signs are subject to the following provisions:

a. Tenant is required to design, fabricate, install, and maintain all signs at Tenants expense.

b. Landlord does NOT provide a sign band and tenants are NOT permitted to design stores which incorporate continuous sign bands.

c. The power source for Tenant's exterior signs must originate in Tenant's electrical panels.

d. Sign illumination to be regulated by a seven-day, twenty-four-hour time clock, provided by Tenant and set in accordance with Landlord's designated hours for required illumination.

e. Suite numbers are required on storefront, are subject to Landlord's approval and shall comply with the requirements of the AHJ.

f. Signage shall be limited to trade name, logo and decorative accents only as defined in the Lease.

g. All parts of sign including bolts, clips and fastenings shall be constructed of galvanized iron, stainless steel, powder coated aluminum, or bronze and concealed from the public view whenever possible. All sign anchoring devices and raceways shall be painted to match the adjacent construction. Tenant shall be responsible for any façade refinishing required due to staining or damage resulting from Tenant's sign.

h. All signage, including temporary signs, must be approved by the Landlord in writing. See Section 2(D)(vii) of this Manual for specific signage submittal requirements.

i. All Blade Signs shall be not less than 14'-0" above any street or parking area.

j. Letters on signs shall not exceed 24" in height.

k. Mounting point on Façade Signs and Blade Signs shall be located so that all portions of the entire signs are contained within the boundary of the Premises Exterior Wall.

l. If Landlord's Work is damaged during the installation of Tenant's signs, Landlord's contractor will make the repair and all resulting costs will be deducted from Tenant Improvement Allowance.

iii. Prohibited Items

a. NO sign or light boxes consisting of an entirely translucent face panel with applied or integral letters and graphics shall be permitted (non-illuminated or illuminated).

b. NO fluorescent lighting of signs (either internally or externally).

c. NO formed plastic, injection molded plastic or box-type back lighted panel signs.

d. NO flashing or chased lights or signs.

e. NO sign makers' labels or other identification shall be permitted on the exposed surfaces of a sign. Exception: those required by Authorities Having Jurisdiction (AHJ), mounted as inconspicuously as possible.

f. NO paper signs, handwritten signs, and stickers applied directly to storefront glazing are permitted.

g. NO exposed neon tubing or other exposed lamps permitted.

h. NO exposed conduits, tubing, conductors, transformers or other electrical equipment will be permitted.

B. STOREFRONT & WINDOW SIGNAGE CRITERIA

i. General Requirements

a. Sign shall occur within the Storefront Opening, and shall be integral with the storefront design, and sign size shall be proportional with storefront elements. Sign shall be no more than 25% of the storefront width, or 8' in length.

b. Height of letters will be a function of the available length of the sign and the name of the Tenant, but maximum letter height will be 12" (unless otherwise stated for a specific location).

c. Signage shall be limited to trade name, logo as defined in the lease, and decorative accents.

d. Storefront signage must be illuminated through concealed methods or by remote fixtures attached to the storefront. Attachment to the building façade is not allowed for storefront signage.

ii. Storefront Signage

a. All tenants are required to have an ILLUMINATED Façade Sign on the building façade (See Section 4(C) below). Stores with covered arcades may also (at Tenant's option) have an illuminated or non-illuminated sign integral to their storefront design that fits one of the following:

- Edge-lit: Etching must be "V" cut. Concealed light source must be highly illuminated to ensure visibility against a light background.
- Back-lit ("halo" effect): individual logo or letters against an opaque background.
- Channel letters: letters internally face illuminated.
- Pin Mounted: letters on base with remote external illumination.
- Internally illuminated sign cabinet with routed-out, push-through letters.
- Materials: carved and/or painted wood, ceramic tiles with raised letters, carved stone, and forged, cut-out or cast metal letters.
- Sign illumination, if provided, must be from remote light source which does not cause glare to the public.

iii. Window Graphics

a. Tenants may apply signs to the glass portion of the storefront which comply with the limitations below.

- Signage must not obscure view through glass, and shall be limited to trade name and/or logo.
- 4" maximum letter size and shall not be higher than 4'-0" from finished floor.
- Acceptable materials:

- Painted gold or silver leaf
- Silk-screened logo
- Cut or polished metal veneers applied to glass
- Etched or Sandblasted glass
- Vinyl letters, provided that letters are adhered to the interior of the glass and are professionally applied without wrinkles, air bubbles, etc.

b. Prohibited materials: Paper or poster card taped to glass; Product Decals are not permitted.

c. Upper Level Windows: Landlord requires upper level windows be fully utilized as display features for the Tenant. Signage or graphic design on these windows will be considered on a case by case basis by Landlord.

d. Glass entry door signage – Tenant may, subject to Landlord approval of design, apply information consisting of operating days and hours to the glass entry doors in the storefront, with letters not exceeding 2" in height, installed no higher than 4'-0 above finish floor.

C. FAÇADE SIGNAGE CRITERIA

i. For tenants where covered arcades DO NOT occur in front of their storefronts, signage shall be mounted to the building facade on standard Tivoli Village sign bracket tubes.

ii. For tenants where covered arcades DO occur in front of their storefronts, signage shall be mounted to the building facade on standard Tivoli Village sign bracket tubes above or adjacent to the store. Signs installed above Tenant Storefront Openings (i.e. between the top of the Storefront Opening and the underside of the arcade ceiling) will not be allowed.

a. All Façade Signs shall be illuminated, with power connected to Tenant's electrical service at Tenant's expense.

b. Signage is limited to the trade name and logo only. One Facade Sign is permitted per Tenant, or as stated in the Lease.

iii. Facade Signage Options (ALSO refer to the drawings titled "Façade Signage Details" posted on Landlord's FTP Site.)

a. Back-lit ("halo" effect): individual logo or letters attached to a raceway or to a backer panel supported by the sign brackets. Exposed raceway used for mounting individual letters shall be as slender as practical, with power supplies mounted inside the building to further reduce the size of the raceway. Power feeders shall be inside the raceway, and shall feed through the mounting bracket to the building interior for connection to power supply.

b. Channel letters: letters internally face illuminated, mounted to a raceway supported by the sign brackets. Exposed raceway used for mounting individual letters shall be as slender as practical, with power supplies mounted inside the building to further reduce the size of the raceway. Power feeders shall be inside the raceway, and shall feed through the mounting bracket to the building interior for connection to power supply.

c. Internally illuminated, opaque sign cabinet with routed-out, push-through letters, mounted to the sign brackets (with or without a raceway). Power feeders shall fully concealed, and shall feed through the mounting bracket to the building interior for connection to power supply.

D. BLADE SIGN CRITERIA

i. Blade Signs (Facade-Mounted) shall be fixed to sign brackets at the facade of the building. Refer to Lease for availability and locations of signs.

a. Where allowed by the Lease, the Tenant may install one blade sign on the Premises exterior wall.

b. The maximum horizontal projection allowed from face of building shall be subject to Landlord's approval, and may be limited by the structural capacity of the sign mounting tube.

c. Acceptable height and width shall be at Landlord's discretion.

d. Illumination: Blade Signs shall be illuminated. Letter types and allowable illumination methods shall be as per Façade Signage requirements.

e. In the event Landlord's facade is damaged during the installation of Tenant's Blade Sign, Landlord's contractor will make the repair and any costs will be deducted from Tenant Improvement Allowance.

f. All upper level retailers who do not have store access from the ground level, but instead from upper level access walkways, should place their Blade Signs along the access walkway while locating their major façade sign on the outermost facade. As an alternative to a facade sign, retailers may have a sign within the upper level Storefront Opening.

E. HANGING SIGNS

i. Landlord will provide either ceiling or wall type bracket for Tenant's Hanging Signs. Hanging Signs include a "support framework" as well as a removable blank "sign panel". The overall assembly will be called a "Bracket".

ii. Tenant may only use Landlord-furnished Brackets for hanging signs. Hanging Signs using any other type of brackets are not permitted.

iii. Landlord will provide the Tenant with a Hanging Sign Bracket for Tenant to install on the exterior wall of the Premises, or in the walkway ceiling outside the Premises, at a location approved by Landlord. Tenant is responsible for all engineering and permits associated with the installation of the Hanging Sign Bracket and Tenant's Hanging Sign.

iv. Tenant shall provide the sign panel to its selected sign contractor for its sign design and fabrication. The Tenant's sign plate (see item #v below) to be shop-connected to the sign panel.

v. Tenant shall attach a "sign plate" on each side of the sign panel, of a design approved by Landlord. The sign plate shall be attached so that it is raised at least ¼" above the sign panel. Attachment shall be with decorative sex bolts through-bolted to attach the sign plates to the sign panel. (Other methods of attachment may be proposed by Tenant for Landlord's review, but any exposed fasteners must be painted to match the color of the sign panel.) The dimensions of the sign plates should be approx. 1/4" smaller than the dimensions of the recessed inner portion of the sign panel, so as to create a narrow recessed border around the sign plate. The sign plate should be minimum 1/8" thick aluminum, power coat painted with a background color consistent with Tenant's branding, with minimum ¼" raised letters/graphics of a durable, exterior grade material proposed by Tenant and acceptable to Landlord. The design and size of the letters/graphics should be proportional to the size of the sign plate.

vi. Tenant shall be permitted to list the Tenant trade name and/or logo on each side of the sign, with raised letters/characters mounted to the Tenant-provided sign plate. No letters/characters/logos shall be mounted directly to the sign panel provided as a part of the Landlord's Bracket.

vii All lettering and other graphics on Tenant's sign plate shall be raised and fabricated from minimum ¼" durable, exterior grade material proposed by Tenant and acceptable to Landlord. The design and size of the letters/graphics should be proportional to the size of the sign plate. **NO VINYL LETTERING, PAINTED ON LETTERING, OR DOUBLE STICK TAPE ATTACHMENT OF LETTERING OR GRAPHICS SHALL BE PERMITTED.**

viii. Tenant shall provide shop drawings for the Landlord's approval prior to the fabrication of any sign plates intended to be applied to the sign panel. Shop drawings shall fully detail all aspects of the fabrication of the sign plate and lettering/characters.

ix. Tenant shall not install any signs on the Landlord-provided sign panel without Landlord's prior written approval. Tenant shall obtain sign permits for all signage for the Premises, including but not limited to the sign plates.

x Any damage to any portion of the Bracket or adjacent construction shall be repaired to like new condition by Tenant at Tenant's expense.

xi. Following installation of the hanging Sign, Tenant shall not remove the sign panel or any other part of the bracket without Landlord's prior written approval.

F. CANOPY TOP SIGNAGE

i. This signage type consists of illuminated signage which will sit atop, or be affixed to, the edge of the Landlord or Tenant-provided canopy which may occur at specific locations in this project.

ii. Tenant shall provide the signage and all required attachment devices. The finish, color and size of the lettering and/or logo are subject to the Landlord's approval to ensure only the highest quality for the project. Light source and transformer shall be concealed from public view.

iii Canopy Top Signage will only be permitted if allowed by the Lease. Materials and other requirements shall be similar to Façade Signage requirements described in this Manual.

Section 5 – Engineering Criteria

A. GENERAL ENGINEERING CRITERIA

i. Tenant shall not modify the structural, mechanical, plumbing, electrical, fire sprinkler, or fire alarm systems of the Landlord's building Shell in any way without prior Landlord approval in writing. Any proposed modifications, and Tenant's Drawings for such modifications, shall be consistent with all other Sections of this Manual, and the provisions of the Lease.

ii. Tenant shall penetrate Landlord's slab only as a last resort. Should penetrations be needed, they must be clearly indicated on Tenant's Drawings.

> a. Location of all floor cores or other openings shall be submitted for approval of Landlord and Landlord's Structural Engineer with sufficient time for engineer's approval prior to the work. All penetrations through concrete decks shall be detailed and located with dimensions from building column lines as established by the base building construction documents.
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> b. Openings larger than six inches in diameter must be framed and supported from below slab with reinforcing angle irons, and framed and waterproofed above slab with angle irons.
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> c. Any multiple, adjacent penetrations must have a clear separation of at least two diameters (the larger diameter of the two penetrations).
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> d. Tenant is required to provide water-tight sleeves, extending at least 6" above the slab, for any and all slab penetrations located in wet areas.
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> e. Tenant shall remove all debris caused by slab cutting, coring, or trenching from the site and legally dispose of said debris. Tenant shall not dispose of concrete or excavation debris in Landlord's dumpsters.
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> f. All floor penetrations shall be sealed with fire stop/sealant as approved by the base building Architect of Record and AHJ.

iii. It is the responsibility of Tenant's architect and engineers to comply with all applicable codes and ordinances and requirements of AHJ. Information on the applicable codes as well as the local supplements is available on The City of Las Vegas web site: http://www.lasvegasnevada.gov/LawsCodes/building_code.htm. If there is a conflict between the requirements in this Manual and any codes or regulations, the more stringent requirement shall govern.

iv. All piping, clamps, supports, etc., shall be clamped to (not drilled through) columns joists or beams. Fasteners drilled into concrete floor poured on metal deck, or metal roof deck, shall only be installed in the lower rib. All fasteners shall be approved for, and rated for, the loads carried and the type of installation required. Do not attach anything directly to ceiling support systems, piping, or ductwork above.

v. Tenant's Work installed in granular fill on Podium Slab above parking garage:

> a. Where Tenant is saw cutting First Floor Slab Above Podium, Tenant's Work in granular fill above the parking garage, Tenant shall use vacuum equipment and other methods as required to minimize the amount of water entering the granular fill.
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> b. Tenant shall replace concrete slab as required by AHJ at the Podium level where removed by Tenant for Tenant's Work. Sub-grade, (including compacted fill within interstitial space where applicable) where disturbed, shall be replaced with six inch (6") lifts compacted to 95% density. A vapor barrier of the same type as provided by Landlord shall be provided. Slab shall be five inches (5") thick, 4000 psi concrete, reinforced with 6"x6", 10/10 welded wire mesh. Connect slab infills to adjacent slab with dowels in order to prevent settling.

vi. **Where Tenant has a leasable space below its Premises (i.e., Tenant is not on the lowest floor of a building), Tenant shall lay out Tenant's Work to obtain field approval of Landlord's Representative for height and route of all piping prior to installation of any work in such adjacent space.** All work shall comply with the following guidelines for the design of below-slab work (i.e., plumbing, conduit, and/or other elements installed below the floor slab, including but not limited to structural reinforcement, through-slab support items, etc.), to allow the tenant below to have sufficient space to install its ceiling at a reasonable height:

> a. In all cases, all below-slab work must be installed as high as possible above the lower level tenant's floor slab.

b. Where Tenant has beams with circular openings in the webs of the beams which support the floor slab below its Premises, below-slab work must be installed by utilizing the openings in the beams.

c. Where Tenant has beams with no openings in the webs of the beams (wide-flange beams) which support the floor slab below their Premises, below-slab work may not be installed lower than 12" below the bottom of the deepest beam in the Premises.

B. STRUCTURAL CRITERIA

i. Tenant shall not modify the structural systems of the Landlord's building Shell in any way without prior Landlord approval in writing.

ii. In the event structural alterations, additions, and/or reinforcements are required to accommodate Work by Tenant (including but not limited to alterations to Podium Slab or supplemental framing required for rooftop equipment), such alterations must be designed and sealed by a Structural Engineer (licensed in the State of Nevada), and shown on Tenant's Drawings. Tenant's Drawings shall show all structural modifications as modifications to Landlord's building as an existing structure. See Section 2 of this Manual for design and submittal requirements.

iii. Methods of Attachment: Tenant shall follow local codes and the requirements of this Manual for attachment of Tenant's Work to Landlord's structure and secondary framing. If required by code or the Authority Having Jurisdiction (AHJ), such attachments and framing shall be designed and sealed by a Nevada Registered Architect or Professional Engineer as required.

iv. Fire Rating of Structural Elements

a. All fire ratings on Landlord provided structural members or other rated assemblies must be maintained at all times. Tenant's General Contractor shall contract directly with Landlord's spray-on fireproofing contractor for all work to repair any damage and/or to restore structural fire ratings. Landlord reserves the right to have Landlord's contractor repair any damage caused by Tenant, and any costs incurred will be deducted from Tenant Improvement Allowance.

b. Landlord must approve any modifications to fireproofing in writing prior to installation.

c. Tenant will be required to provide the necessary fire rating for any new structural components provided by Tenant.

v. Floor Slabs:

a. Conditions vary throughout Tivoli Village. Refer to Landlord's Drawings to determine specific slab condition for respective Tenant space.

b. Allowable Floor Loads: The concrete floor has been designed to carry a live load of 100 pounds per square foot. Any loading imposed by any of Tenant's Work, either on a temporary or permanent basis, shall not exceed the load allowable for the floor area containing the Premises. Structural upgrades to accommodate loads greater than allowed by the structure shall be approved by Landlord and Landlord's Structural Engineer, and provided by Tenant at Tenant's sole expense.

c. Finished elevations for elevated slabs on steel framing were calculated to accommodate approximately ¾" of Tenant provided floor finishes. Exterior common area finishes will be approximately ¼" above finished floor level at storefronts. Tenant shall field verify all existing slab elevations and required transitions for Tenant's specific conditions at its Premises.

d. At slab on grade or slab on fill at podium, if Tenant floor finishes require additional depth or modification to Landlord's perimeter ribbon footing or slab, Tenant, at its sole cost and expense, will grind or otherwise reduce overall depth of affected areas of slab. Other slab conditions may require Tenant to provide added taper for transitions to thicker floor finishes. Anticipated concrete tolerances shall not be more restrictive than those designated by ACI.

e. Elevated Concrete Floor Slabs on Second, Third and Fourth Floors: All elevated floor slabs above the podium level will consist of 3-1/4" lightweight concrete over a 2" metal deck complete with shear studs resulting in a composite system. Slabs will be unsealed, with expansion and/or control joints not filled. Tenant shall provide lightweight slab topping (if required for floor leveling or transitions for finish materials), sealant and floor finishes on top of Landlord's slab.

f. Tenant shall verify conditions where floor slabs meet Patios or Terraces, and provide any transitions required to meet requirements ADA and AHJ.

C. HVAC – MECHANICAL CRITERIA

i. HVAC - GENERAL REQUIREMENTS

a. Tenant shall provide a complete heating and air conditioning system for the Premises. The system shall be designed and installed in accordance with this Manual, the 2009 International Energy Conservation Code, the requirements of AHJ, and applicable ASHRAE Publications. In the event of conflicting requirements, the more stringent requirement shall govern.

b. **Tenant shall provide Landlord with complete heating/cooling load calculations and energy code calculations, which shall be prepared and sealed by a Nevada Registered Professional Engineer and submitted to Landlord for approval. Calculations shall include load information as to lighting, estimated store occupancy load (using, at a minimum, the occupancy required for IBC 2009 Section 1004.1.1, including employees and customers), equipment (sensible and latent), required ventilation and building envelope.** The following design conditions and parameters shall apply:

- Summer Outside ambient temperature: 106 degrees F db / 66 degrees wb based on ASHRAE 2005 Fundamentals 1% data column.
- Inside summer design temperature: 75 degrees F db / 35% RH.
- Winter Outside ambient temperature: 27 degrees F based on ASHRAE 2005 Fundamentals 99% data column.
- Inside winter design temperature: 72 degrees F.
- Minimum and maximum ventilation rate provided.
- Base Building envelope thermal properties to be used in calculations are as specified in IECC Envelope Compliance Certificate on current edition of Landlord's Drawings.

c. Location of all roof mounted equipment shall be subject to Landlord approval. Location shall be as needed to permit adequate servicing and air flow as required by unit manufacturer, without impeding air flow and servicing of other roof equipment.

d. Installed height of all Tenant provided HVAC equipment shall not exceed top of parapet of roof area where unit is installed. Tenant shall provide equipment submittals for all equipment showing heights of equipment and related curbs/pads and any other information reasonable needed for Landlord to verify compliance with this requirement. If equipment is too high to be adequately concealed by building parapets, Tenant shall provide roof screening as required by Landlord.

e. All roof mounted equipment other than heat pump condensers of 5 tons or less capacity shall be subject to structural reinforcement requirements of this Manual.

f. Tenant is responsible for providing sound and vibration isolation as needed for all roof mounted equipment so that vibration and noise is not transmitted thru the structure into the tenant spaces below. Noise level deemed objectionable by Landlord's Site Representative shall be corrected by Tenant at Tenant's expense.

g. Refrigerant Lines

- Refrigerant line sets shall be insulated. Insulation shall be provided on both liquid and suction lines, including all accessories, filters, etc., without gaps or splits in the insulation. ALL EXPOSED INSULATION ON THE ROOF SHALL BE INSTALLED WITH A WEATHER RESISTANT JACKET TO PREVENT DETERIORATION OF THE INSULATION DUE TO SUNLIGHT AND WEATHERING.
- Where Landlord has pre-installed line sets to the roof for use of Tenant, Tenant shall verify that the pre-installed line sets are properly holding pressure and are in condition suitable for use. If this is not the case, Tenant shall notify Landlord prior to disturbing the line sets in any way. After Tenant has cut the pipe of the line sets for use, no claims for improper work by Landlord's contractor will be accepted.
- Line sets shall exit the roof thru approved pipe curb enclosures. Refrigerant line sets shall be run in a neat and orderly manner, straight and parallel to building lines, and shall be attached to the building structure using vibration resistant fasteners with plastic inserts. Line sets shall be supported by clamps

permanently attached to preformed rubber blocks approved by Landlord and Landlord's roofer, with supports located not more than 4'-0 on center. THE POINT WHERE THE PIPING PENETRATES THE ROOF MEMBRANE SHALL BE RIGIDLY SUPPORTED AND BRACED WITH CLAMPS AND APPROPRIATE SECONDARY FRAMING ABOVE THE ROOF AND WITHIN 12" OF THE ROOF SURFACE. The Tenant shall be responsible for providing this bracing even if Tenant is using pre-installed line sets provided by Landlord. The use of metal straps for bracing is not acceptable.

• All line sets passing through Premises (whether supplying the Premises or other spaces) shall be inspected by Tenant prior to commencing work in the Premises, and Tenant shall notify Landlord of any visible defects or damage to existing line sets or insulation. Tenant shall be responsible for all damage to line sets or insulation within Tenant's Premises if notice has not been provided to Landlord.

h. **All roof mounted equipment shall be labeled with the Tenant's name, suite number, and unit designation as listed in Tenant's panelboard. Identification shall be applied on the unit with permanently affixed engraved phenolic labels or stenciled letters, with letters at least 1" high.**

i. All equipment, access panels, valves, and dampers shall have engraved phenolic labels permanently affixed, with designations to match Tenant's Drawings.

j. Ductwork Labels:

• Any ductwork installed by Tenant outside of Premises shall be labeled at 25' on center with permanent labels with letters at least 1" high with Tenant Name, Suite number, and duct function (e.g. supply air, fresh air, exhaust, etc.). Labels shall be visible from the floor below the duct.

• Any ductwork connected to Landlord installed louvers or grilles (or associated plenums) shall be labeled at the point of connection with permanent labels with letters at least 1" high with Tenant Name, suite number, and duct function (e.g. fresh air intake, exhaust, etc.). Labels shall be visible from the floor below the duct.

ii. SPACE CONDITIONING

a. General

• Tenant's HVAC system shall consist of packaged heat pump split systems with interior fan coil unit and exterior condenser / compressor unit of up to 5 tons cooling capacity per unit. Any other roof installed equipment shall be considered supplemental roof mounted equipment.

• Landlord has pre-installed a specific number of sets of refrigerant piping, conduits for power and controls, and roof penetrations for these items, in the sizes and locations as shown on the TLOD and/or drawings for Landlord's Work.

b. Tenant's Work

• Tenant shall provide split system heat pump units, consisting of a rooftop condensing unit and an interior fan coil unit based upon approved load calculations, to provide proper thermal zoning and space conditioning. If Tenant's HVAC design requires more line sets, conduits, and roof penetrations than those assigned to the Premises and preinstalled by Landlord, they shall be provided by Tenant at Tenant's expense, and located as approved by Landlord.

• Approved Manufacturers are TRANE, Carrier, or York. **NO SUBSTITUTIONS ARE PERMITTED.**

• Units must be capable of handling horizontal runs in excess of 150 feet, one way, as well as 50 feet of vertical lift, and all condensers shall have vertical fan discharge. **HORIZONTAL FAN DISCHARGE UNITS SHALL NOT BE USED WITHOUT THE EXPRESS WRITTEN APPROVAL OF LANDLORD.** Horizontal units will only be considered by Landlord in locations where no other condensers or other HVAC equipment is within ten feet (10') of the discharge point on the unit.

• All condensing units which are 5-ton capacity and under shall be mounted on 3" Hef-T-Pads, 36" x 36" minimum as recommended by Landlord's structural engineer and approved by Landlord for roof deck weight distribution. Condensing unit pad assembly shall consist of:

1. A slip sheet furnished by Landlord's roofer (at Tenant's Expense) placed on top of the roof membrane;

2. A 3" Hef-T-Pad, minimum 36" x 36", or larger if required by the equipment footprint;

3. Provide neoprene vibration pads at all points of contact between Hef-T-Pad and equipment loads; and

4. Provide leveling shims, clips, or other method approved by Landlord to level units.

• Tenant shall provide all interior equipment, including but not limited to fans, fan coil units, ductwork, and accessories within the Tenant's Premises. Adequate space and access panels shall be provided around all equipment and devices for service and proper operation. **All areas of the equipment and lines requiring access for servicing (whether provided as part of Tenant's Work or by others) including filter changes and duct detector testing, shall be readily accessible by one person with a ladder and ordinary tools. No climbing on ceiling assemblies to reach servicing points shall be permitted unless the ceiling assembly is structurally designed for the appropriate load.** See also Section 3(H)(iii)(b).

• If Tenant proposes to suspend fan coil unit from Landlord's structure, the structural revisions and details shall be provided by Tenant as part of Tenant's Work. All structural modifications shall be reviewed and approved by the Landlord and Landlord's structural engineer, and all costs incurred will be deducted from Tenant Improvement Allowance.

• All condensate piping shall be type L copper, insulated and shall, be routed to an approved plumbing drain fixture located in Tenant Premises. Condensate piping shall be routed at an elevation to comply with the height requirements of this Manual, and to provide the ceiling elevations shown on Tenant's Drawings. Condensate pumps shall be provided at units as needed to comply with these requirements. All fan coil units shall be provided with integral overflow condensate drain connection or a secondary drain pan under the unit. Overflow shall be routed to discharge to a drain within the Premises and as required by AHJ.

• Ventilation and exhaust air conditions vary:

1. Utilize Landlord-provided wall louvers where provided as part of Landlord's Work. Filtration of ventilation air from Landlord-provided louvers and distribution ductwork to Tenant supplied HVAC equipment shall be the responsibility of the Tenant. Tenant shall provide any smoke/fire dampers in rated walls as required by AHJ.

2. Where Tenant's Premises is directly below roof and wall louvers are not available, Tenant may request Landlord approval of roof intake and exhaust as permitted by code in locations permitted by Landlord.

3. In locations where Landlord-provided wall louvers are NOT shown in shell construction, Tenant will be required to incorporate fresh air and/or exhaust louvers into its storefront design, which is subject to Landlord's approval.

4. Landlord provided wall and ceiling louvers may only be used for intake and exhaust associated with space conditioning, with proper clearances to pedestrians and operable openings as required by AHJ. All other exhaust must be vented to the roof, with proper clearances to other equipment as required by AHJ, and located as approved by Landlord. If required by AHJ, Tenant shall provide adequate shafts, including rated shafts when required, located as approved by Landlord.

• Supply and return ductwork:

1. All supply and return ductwork shall be fabricated from galvanized sheet metal in accordance with ASHRAE Standards, SMACNA Standards and applicable codes.

2. All supply and return ductwork shall be insulated as required by code.

3. Acoustical liner may be provided, provided it is in compliance with applicable code, complies with NFPA Standard and is UL rated for the intended installation. All ductwork insulation and lining shall have a flame spread rating not to exceed twenty-five (25) and a smoke development rating not to exceed fifty (50).

4. Flexible ductwork will be allowed only for the last six feet (6'-0") of ductwork for connection to air devices. **In exposed ceiling conditions, only rigid spiral round duct shall be used – no rectangular or flexible duct permitted.**

5. Manual balancing damper shall be provided for all air devices immediately downstream of branch takeoff.

• Tenant shall provide a complete forced air toilet exhaust system as required to accommodate Tenant's requirements in accordance with applicable codes. All toilet exhaust ductwork shall be fabricated from galvanized sheet metal in accordance with ASHRAE Standards, SMACNA Standards and applicable codes.

• Temperature controls for each split system shall be a 7-day, 24-hour programmable automatic changeover thermostat.

• Where required by applicable codes, Tenant shall provide duct detectors in each split system fan coil unit for automatic shut-down of air moving equipment. All duct detectors shall be integrated into the building fire alarm system, and shall be provided by the Landlord's fire alarm contractor as part of the Tenant's Premises fire alarm system at Tenant's expense.

• Tenant shall engage the services of an independent, licensed, 3rd party Test and Balance contractor to adjust and completely balance Tenant's portion of the system to the design air quantities. Tenant shall provide Landlord a copy of the certified air balance report showing at least the following items as applicable: design and measured air quantities, air side operating pressures, fan motor RPM, and motor current.

• Tenant's contractor shall change all filters and clean all coils not more than 2 working days AFTER turning over the Premises to the Tenant under a Certificate of Occupancy or Temporary Certificate of Occupancy.

• For additional requirements related to exposed ceiling construction, see Section 3(H).

iii. RESTAURANT EXHAUST AND MAKEUP SYSTEMS

a. Tenant's Work - Tenant shall provide individual kitchen exhaust and makeup air systems constructed and installed in accordance with the following in addition to the requirements for Space Conditioning listed above:

• Where applicable codes are more restrictive than the requirements of this Manual, the more stringent requirement shall govern.

• Systems shall be designed and constructed so that the kitchen is maintained at a negative pressure relative to the seating area or merchandising zone with makeup air no more than 90% of exhausted air. The remaining air shall be made up from the adjoining space.

• Tenant shall provide make-up air systems sized to accommodate the kitchen design, and shall locate all make up air intakes remote from exhaust discharge and plumbing vents as required by codes and AHJ.

• Kitchen Exhaust: Shall be discharged up through the roof only through shafts provided by Tenant in locations approved by Landlord. Coordination of routing of kitchen exhaust systems shall be the responsibility of the Tenant. Routing of kitchen exhaust shall be approved by the Landlord prior to Tenant's final design and installation. Tenant shall be responsible for all costs required to design and construct its duct shaft(s) through adjacent areas and roof.

• All kitchen exhaust fans shall be up blast fans bearing evidence of UL approval for kitchen exhaust service, shall be provided with 1" drain and cleanout door, and shall be provided in accordance with NFPA 96 and all applicable codes. Tenant shall provide an auxiliary grease trough at the exhaust fan curb. The exhaust fan point of discharge shall be at least 40" above roof surface however, shall not exceed height of parapet. Exhaust fans must be located at least 20 feet away from any outdoor air intakes and must be minimum 10 feet away from any vertical building surface. Top of fan, or any other HVAC equipment, shall not project above top of roof parapet wall without prior written approval of Landlord. Exhaust fan locations must be submitted for Landlord approval. See the provisions of Section 2 of this Manual for submittals required to verify compliance with requirements of the Lease and this Manual.

• Tenant shall clean its filter and duct system on a regular basis so that grease is not deposited on the roof. Any damage to the roof due to grease shall be corrected at the Tenant's sole expense after notifications as required by the Lease.

• Tenant kitchen hoods shall bear evidence of UL approval. Hoods shall be of metal construction, with liquid tight joints. Filter or grease extractors shall be UL listed.

• Tenant shall provide and maintain in proper working order automatic fire extinguishing equipment to protect all kitchen hoods above cooking areas. Fire extinguishing systems must be UL approved, and meet the requirement of NFPA and applicable codes and Landlord's insurance carrier. The extinguishing system shall be pre-engineered CO_2, wet chemical or dry chemical, as permitted by Authorities Having Jurisdiction (AHJ).

• Kitchen exhaust and makeup air ductwork provided by Tenant shall be provided according to the following requirements:

1. Makeup air ductwork shall be constructed of galvanized sheet metal in accordance with current SMACNA Duct Construction Standards, with all joints and seams sealed water tight for evaporative cooling duty.

2. Ductwork shall be continuously welded and enclosed in rated construction and/or fire wrap as required by applicable code.

3. Clearance from kitchen exhaust ducts to combustible materials must be no less than 18 inches. Clearance from noncombustible construction must be no less than 6 inches.

• Ductwork for dishwasher exhaust shall be stainless steel or aluminum. Ductwork shall be properly pitched to drain to the hood connection and joints shall be sealed to prevent leaking.

• All kitchen exhaust ductwork shall be water pressure tested by Tenant's contractor in accordance with requirements of AHJ. Testing shall be completed prior to the duct being fire wrapped or enclosed in a chase or vertical path.

• Access to duct access panels shall not be obstructed by any other building elements. Each access door must be able to be opened fully and a service person must be able to look into the duct and insert their arms for actual cleaning.

• All kitchen ductwork shall be provided in compliance with the requirements of SMACNA, NFPA 96, all applicable codes, and the Authorities Having Jurisdiction (AHJ). In the event of conflict in these requirements, the more stringent requirement shall govern.

D. PLUMBING CRITERIA

i. General

a. Tenant shall connect to and extend all piping from existing locations as required to provide all sanitary sewer, grease waste sewer, domestic cold water, sanitary vent and gas piping (if Tenant is approved for gas service) to the necessary locations within the Leased Premises.

b. Tenant shall ensure that all slab penetrations within the Tenant Premises (and through the roof) are properly sealed and remain water tight to prevent possible water leakage and/or damage. Any damage caused from failure to do so shall be at Tenant's sole risk and expense.

c. All roof and slab penetrations made by Tenant are subject to Landlord's approval as to location and construction details. All roof penetrations and weatherproofing of any penetrations shall be performed by Landlord's authorized roofing contractor at Tenant's direct expense.

d. Tenants with existing concrete block-outs (if applicable) are required to backfill, compact and pour back concrete slab. Connect slab infills to adjacent slab with dowels in order to prevent settling.

e. All equipment and pipes penetrating and/or located on roof shall be painted a Landlord approved color to match the existing roof membrane color. Use the appropriate coats of primer pre-treatment, prior to the final coat. The final coat of the roof matching color shall be approved by Landlord's Representative.

f. All piping, clamps, supports, etc., shall be clamped to and not drilled through joists or beams. Do not attach anything directly to the deck, ceiling support system or ductwork above. Provide seismic support in compliance with all applicable codes. Pipe to be supported securely from hangers as follows:

- All exposed hangers, rods, beam clamps, etc., to be painted color as selected by Landlord. See exposed ceiling criteria in this Manual.
- All hangers exposed to public view must be evenly spaced and grouped as much as possible with supports for other trades to minimize visual clutter in the upper portions of all spaces expose to public view. Support systems must be neat and workmanlike, and free of extra length. Support rods may extend a maximum of 1-1/2 inches below the supported member. Hardware and accessories must be selected for a smooth finished appearance to the completed support assembly.
- Cast iron branches without support must have hangers four foot maximum on center.

g. Shutoff valves shall be provided at all connections to fixtures.

h. Low flow water closets, urinals, lavatories, and sinks, etc., as approved by the Building Department are to be used. **Tenant shall use back-outlet toilets only, except when otherwise specifically approved by Landlord, to minimize work under slab.**

i. Tenants located in 2nd, 3rd or 4th floor spaces shall design all waste piping systems and pipe routes to minimize the number of floor penetrations and minimize the extent of piping above the ceiling of the premises below. Tenant shall be responsible for all costs, expenses and coordination (including security and after hours work) as required.

j. Hot water, hot water return and condensate piping above Tenant's ceiling shall be insulated with minimum of one inch (1") glass fiber with non-combustible UL rated vapor barrier jacket. Insulation shall be in accordance with the applicable edition of the International Energy Conservation Code (IECC) as adopted by the City of Las Vegas, but shall not be less than one inch and shall conform with or exceed all fire and smoke ratings per AHJ.

k. Tenants shall provide steel sleeves when passing pipe through concrete slabs or wall sections.

l. All materials shall be new and commercial grade and bear Underwriter's Label(s), where such labeling applies.

m. All valves shall have permanent tags indicating valve function.

n. All sleeves and penetrations at perimeter of Premises shall maintain fire rating, or shall be sealed with acoustic sealant at non-rated walls. **FIRE CAULKING SHALL NOT BE USED AT NON-RATED WALLS.**

o. **All areas of plumbing systems requiring access for servicing (whether provided as part of Tenant's Work or by others) including all cleanouts, valves, gauges, pumps, etc., shall be readily accessible by one person with a ladder and ordinary tools. No climbing on ceiling assemblies to reach servicing points shall be permitted unless the ceiling assembly is structurally designed for the appropriate load.** See also Section 3(l)(iii)(b).

p. If any plumbing piping is required at or above roof level, the following requirements shall apply:

- Any piping to the roof shall exit the roof thru approved pipe curb enclosures.
- All piping above and below the roof shall be run in a neat and orderly manner, straight and parallel to building lines, and shall be attached to the building structure using vibration resistant fasteners with plastic inserts.
- Piping located above the roof shall be supported by clamps permanently attached to preformed rubber blocks approved by Landlord and Landlord's roofer, with supports located not more than 4'-0 on center. Wood blocking to support conduits on the roof is not permitted.
- THE POINT WHERE CONDUITS PENETRATE THE ROOF MEMBRANE SHALL BE RIGIDLY SUPPORTED AND BRACED WITH CLAMPS AND APPROPRIATE SECONDARY FRAMING ABOVE THE ROOF AND WITHIN 12" OF THE ROOF SURFACE. The use of metal straps for bracing is not acceptable.
- Any exposed piping or supports above the roof shall be painted a color approved by Landlord to match the roof membrane. Paint shall include one coat of rust inhibiting primer and two finish coats.

ii. Sanitary and Grease Waste Sewer

a. All underground sanitary and vent piping may be PVC if allowed by applicable codes. All above ground (exposed) sanitary piping shall be service weight cast-iron, with fittings of the same weight as the pipe.

b. Tenant shall provide accessible cleanouts, as required by applicable code and Landlord's requirements and they shall terminate flush with the finished floor.

c. Tenant shall backfill all trenches required for drainage piping using compacted granular fill in six inch (6") layers to at least 95% maximum density.

d. Podium level tenants will drain all sanitary waste to the 4" connections provided by Landlord at the Podium Slab. Tenant is responsible for all piping from plumbing fixtures to sewer connection.

e. Tenant shall obtain field approval of Landlord's representative for connection point and pathway for all piping outside of Tenant's Premises, and shall notify Landlord not less than 24 hours prior to connecting into Landlord's plumbing systems.

f. Where Tenant is saw cutting First Floor Slab at Podium for piping installation in granular fill above the parking garage, Tenant shall use vacuum equipment and other methods as required to minimize the amount of water entering the granular fill.

g. Tenant shall replace concrete slab as required by AHJ at the Podium level where removed by Tenant for installation of drainage piping. Sub-grade, (including compacted fill within interstitial space where applicable) where disturbed, shall be replaced with six inch (6") lifts compacted to 95% density. A vapor barrier of the same type as provided by Landlord shall be provided. Slab shall be five inches (5") thick, 4000 psi concrete, reinforced with 6"x6", 10/10 welded wire mesh. Connect slab infills to adjacent slab with dowels in order to prevent settling.

h. Tenant shall provide floor drains in toilet(s), wet areas, and kitchens and at any other locations as required by applicable codes.

i. Deep seal traps shall be on all fixtures, except those with integral traps. Trap primers shall be provided as required by Code.

j. Cast-iron traps, hair interceptors, and/or chemically treated traps as required by AHJ for use in Tenant's product process, hair styling or pet stores, shall be provided by Tenant in accordance with requirements of AHJ.

k. Grease Waste Sewer

1. Except in Building 7, Landlord is providing for restaurants a central grease interceptor system with 4" grease waste connections in a location as determined by Landlord. Restaurant Tenants shall be required to tie into Landlord's grease waste system and pay their pro-rata share of costs involved in construction and use of said system.

2. Tenant shall provide Tenant's kitchen equipment drawings for review by Landlord's designated engineer, who will determine availability of capacity in the grease waste system and update a sizing spreadsheet for accuracy. Tenant shall specify the number of Drainage Fixture Units (DFU's) connected to the grease waste system on Tenant's Drawings.

3. All food tenants shall connect their grease laden waste lines to the grease waste line at a location as approved by Landlord. Grease waste lines shall be in Tenant food, meat preparation and dish washing areas and as required by AHJ.

l. Condensate lines, overflow lines from evaporative cooler units, and sprinkler drain lines shall not run horizontally across roof or discharge into roof drains. No drains originating in Tenant's Premises shall drain into any mop sink or floor sink outside of Tenant Premises. Tenant's drains shall terminate at Tenant's mop sink, floor sink, sink tail piece, or other receptor approved by AHJ within the Premises. Tenant shall be required to provide copper condensate line. Line shall be type L copper. Also see requirements of Section 5(C) of this Manual.

m. Tie sanitary vents into Landlord provided sanitary vents through roof at a location approved by Landlord. Tenant shall not install separate vents through Landlord's roof without Landlord's prior approval. Penetrations through decorative architectural features will not be allowed. Plumbing vents shall be located a minimum of twenty feet (20') away from HVAC rooftop unit.

n. Tenant shall provide drains within Premises as required by AHJ for draining fire sprinkler systems.

iii. Domestic Water

a. Tenant's Drawings shall indicate the water meter size required according to Tenant's hydraulic calculations.

• If required service and water meter sizes is equal to or less than the connection and meter size provided by Landlord for the Premises, Tenant shall coordinate with Landlord for connection by Tenant to Landlord provided water service connection, and shall mark the water connection in the field to obtain the approval of Landlord's Representative prior to making the connection. Installation of water meter per Landlord's specifications shall be performed by Landlord contractor, and all costs shall be deducted from the Tenant Improvement Allowance.

• If required service and water meter sizes is larger than the connection and meter size provided by Landlord for the Premises, Tenant's drawings shall show the size of connection and meter required and a proposed location for Tenant to provide its service connection and meter. Tenant shall provide all work, including any required cutting and patching, for its water service connection, and shall mark the proposed water connection in the field to obtain the approval of Landlord's Representative prior to making the connection. Tenant shall provide service connection and water meter per Landlord's specifications. Connection and calibration of meter to Landlord's metering system shall be performed by Landlord's contractor, and all Landlord costs for Tenant's water connection and meter shall be deducted from the Tenant Improvement Allowance.

b. Landlord shall invoice Tenant for Tenant's domestic water usage within the Premises.

c. All cold and hot water piping shall be Type "L" seamless hard drawn copper tubing above ground and Type "K" below ground and be in conformance with ASTM B88-48. Fittings are required to be wrought, suitable for 200 psi. Connections to dissimilar materials shall be made with dielectric unions. Joints shall be 95-5 tin antimony for 200 psi.

d. Tenant shall extend piping from metered connection as required, and provide pressure regulator, ground jumper wire and all further installations and connections, in accordance with all given requirements. Obtain Landlord approval of specific connection point prior to making connection.

e. Tenant shall provide shock absorbers in piping system to prevent noise and damage due to water hammer. All branch piping shall have accessible service valves.

f. Tenant shall provide a "ball type" valve at an easily accessible location in service line, at rear interior side of Tenant's Premises for emergency shut off.

g. Tenant shall provide an electric domestic hot water heater supported from the floor on a 4" concrete housekeeping pad, or on a raised platform subject to Structural Engineering review, with an ASME approved temperature and pressure relief (T&P) valve. Discharge from T&P valve shall be piped into an approved receptor provided by Tenant within the Premises as approved by AHJ and Landlord.

h. The hot water heater shall be on a sealed sheet metal pan. Pan shall have drain connection and discharge piping terminating into an approved receptor.

i. Gas water heaters will be permitted only in restaurant uses where gas service is available. All other water heaters shall be electric.

j. Tenants whose only water use is for small toilet rooms shall utilize "instant hot" hot water heaters or conventional electric water heaters up to a maximum 6 gallon capacity. Tenants shall discharge T&P valve within the Premises and as required by Code.

iv. Natural Gas

a. Gas service will be available for restaurant use tenants only. Except in Building 7, Landlord shall provide gas piping stubbed into Tenant's Premises at a pressure of 5 psi (medium pressure gas service). **Tenant shall provide all required pressure regulation, venting, and distribution within Tenant's Premises.** Any costs for work performed by Landlord (connection fees, gas meter or otherwise) shall deducted from Tenant Improvement Allowance.

b. Except in Building 7, Tenant shall coordinate with Landlord for gas service connection, which shall be performed by Tenant's contractor with Landlord's supervision. Gas meter shall be provided by Landlord's contractor, and all costs shall be deducted from the Tenant Improvement Allowance.

c. All natural gas distribution systems shall conform to proper engineering practices and the requirements of Authorities Having Jurisdiction (AHJ), the local gas company, the Landlord and its insurance underwriters. In the event of conflicts in requirements, the more stringent requirement shall govern.

d. Except in Building 7, Landlord shall provide natural gas piping stubbed to restaurant tenant's Premises. Tenant shall provide all piping from Tenant's gas meter routed as required by Landlord to Tenant's Premises with approved routing shown on Tenant's Drawings.

e. Tenant shall submit natural gas load requirements (in MBTUH) to the Landlord to verify availability. The entire piping system and equipment or fixtures shall be provided with automatic and manual shut-off devices/controls and color coded or identified as such, as required by AHJ.

f. All gas piping shall be provided by Tenant and shall be compliant with the requirements of the local gas utility and AHJ.

g. Gas piping shall be supported in accordance with applicable codes including seismic criteria and shall not be permitted in any plenum area, except as specifically permitted by AHJ.

h. All gas lines shall be concealed unless exposed piping is approved by Landlord. Any exposed gas lines shall be painted per Landlord specifications.

i. Tenant shall provide solenoid valves in gas lines to cooking equipment. Interlock with all hood fire protection systems and verify requirements with hood supplier. The voltage of the solenoid valve for the gas shut-down in all cooking hoods must be coordinated with the hood fire suppression system and this system must be interconnected with the building fire alarm panel. All fire alarm work shall be provided by Landlord's fire alarm contractor at Tenant's expense.

E. FIRE SPRINKLER CRITERIA

i. Tenant shall provide a complete sprinkler system within the Premises including sprinkler piping distribution and sprinkler heads per NFPA and local jurisdictional requirements (refer to Landlord's Drawings for sprinkler valve location for Tenant Premises).

> **Exception:** For spaces where Landlord has previously provided code-minimum upright sprinkler protection in the Premises in order to meet the requirements of the Authorities Having Jurisdiction (AHJ), Landlord will deduct the cost of that work from the Tenant Improvement Allowance.

ii. See Section 2 for submittal requirements. Hydraulic Calculations are required for all fire sprinkler submittals

> **Exception:** where Landlord has previously provided code-minimum upright sprinkler protection, if Tenant's sprinkler system work does not increase the number of sprinkler heads, Hydraulic Calculations are not required by Landlord, but shall be provided by Tenant if necessary to obtain all required approvals of AHJ.

iii. Tenant shall provide code compliant connections to the Landlord provided sprinkler main or riser for the building containing the Premises, at monitored valve(s) provided by Landlord for Tenant's connection.

iv. Three inch (3") sprinkler valve(s), with tamper switch shall be provided by Landlord at the Premises for Tenant's Fire Protection System connection. Tenant shall provide code compliant connections to the Landlord provided sprinkler valve and shall connect tamper switch(es) to Tenant's fire alarm panel.

v. Tenant shall provide any additional devices on the connection valve that may be required by code or AHJ.

vi. Tenant shall provide a means within Tenant's Premises to drain discharge from all test stations and auxiliary drains. Sprinkler discharges shall not be permitted in any interior or exterior common areas, in Landlord's Janitor Rooms, or at building exterior.

vii. If required by final demising wall location, Tenant's contractor shall revise sprinkler piping in adjacent unoccupied space so that the respective Premises' sprinkler zones do not cross demising wall lines or leave gaps in coverage.

viii. **Separation of sprinkler zones at demising walls:**

a. **Only Tenant's Premises shall be included in the coverage for the system supplied by Tenant's sprinkler valve(s), and**

b. **No portion of Tenant's Premises shall be supplied from any sprinkler valves outside of Tenant's Premises.**

c. If additional monitored sprinkler isolation valves are required to comply with these requirements or the requirements of AHJ, Tenants Work shall include all work associated with such additional valves, including fire alarm work needed to obtain final approval of AHJ.

ix. Tenant Sprinkler Contractor shall comply with all of Landlord's requirements for system shut down and restart.

x. Tenant Sprinkler Contractor shall provide any standpipe or hose connections (in a flush valve box in public areas) as required by AHJ, with appropriate labels as required by AHJ.

F. ELECTRICAL CRITERIA

i. General

a. Prior to connecting to Landlord provided conduits for electrical and telecommunications service, Tenant shall verify that the conduit path is continuous and useable for the intended conductors, and that a pull string has been provided for its use. Tenant shall inform Landlord of any defects in the Landlord provided conduits prior to using or connecting to them. Tenant shall be responsible for any corrective work required after Tenant has connected to Landlord provided conduits.

ii. Landlord's Work

a. Landlord shall provide a building electrical service room located outside the Tenant's Premises, with main distribution and/or metering equipment. Landlord shall provide a main electrical switchboard with tenant service connections and metering provisions within the Landlord's electrical room. Electrical service to each building is provided through a multi-metered 480/277 volt, 3P 4W switchboard.

b. Landlord shall provide separately metered Tenant service connection breakers in building switchboard for each Suite in the building, as noted on Landlord's Drawings. Tenant's Drawings shall provide electrical load calculations to demonstrate required service size.

c. Landlord shall provide one 2½" service conduit from Landlord's main electrical switchboard to a location within Tenant's Premises as determined by Landlord. If Tenant requires a different size main electrical switch or service conduits, Landlord may provide same, if available, at Tenant's expense and costs shall be deducted from the Tenant Improvement Allowance. Tenant's Electrical Engineer shall notify Landlord in writing of any switch or conduit size requirements of Tenant that are larger than those existing prior to plan submittal.

d. Landlord allocates 15 watts/s.f. for dry mercantile tenants and 25w/s.f. for restaurant use tenants.

e. Landlord shall provide a main telephone terminal room at one of the following locations (Tenant to verify specific condition at Tenant Premises) for Tenant connection to telephone service:

1. In each building at a location in a Landlord Telecom/Electric Room; or.

2. On the floor of the building containing the Tenant Premises in a Landlord Telecom/Electrical Room.

3. Tenant shall not be permitted to use a demark location in Landlord's Telecommunications Rooms within the Parking Garage. Tenant shall be required to obtain a demark extension from its telecommunications provider to the designated demark room on the floor within the building containing Tenant's Premises.

4. Landlord shall provide one (1) 1-1/4" empty conduit for Tenant's use from the applicable telephone room to a location within the Tenant's Premises as determined by Landlord. Tenant shall extend telephone conduit as needed within the Premises.

ii. Tenant's Work

a. Removal of existing temporary facilities:

1. Temporary lighting removal: Tenant's Electrical drawings shall depict removal of temporary lighting system from the Premises as part of Tenant's Work. Tenant shall remove all temporary lighting fixtures, conduit, MC cable, junction boxes, and wire from the Premises. Terminate temporary lighting circuits in a junction box at the perimeter of the Premises. Label junction box cover as "Temp Light Circuit" and list

Landlord panel number and circuit number(s). Rework wiring affected by removal if necessary to maintain power to lighting in other locations outside Premises.

2. Temporary heater and wiring removal: Tenant's Electrical drawings shall depict removal of temporary electrical heating system from the Premises as part of Tenant's Work. Tenant shall remove all temporary heaters and associated switches, conduit, MC cable, junction boxes, and wire from the Premises. Terminate temporary heater circuits in a junction box at the perimeter of the Premises. Label junction box cover as "Temp Htr Circuit" and list Landlord panel number and circuit number(s). Rework wiring affected by removal if necessary to maintain power to heaters in other locations outside Premises.

b. Tenant shall coordinate with the Landlord for connection of Tenant's metered electrical service, which shall be performed by Tenant's contractor with Landlord's and Landlord's electrical contractor's supervision. Installation of electric meter and calibration of the meter shall be by Landlord contractor, and cost of meter installation and meter calibration shall be deducted from the Tenant Improvement Allowance. Tenant's Electrical Contractor shall be required to use all appropriate safety precautions to wire to the connection point in a "hot" condition, unless specific approval is given by Landlord's Representative to shut down the switchgear for the connection. Approval for a "cold" connection is generally not granted when the building is occupied by existing tenants.

c. Tenant shall extend the electrical service conduit from Landlord termination point within the Premises to Tenant's electrical distribution equipment as required within the Tenant's Premises.

d. Tenant shall provide properly sized copper (or aluminum if allowed by AHJ and approved by Landlord; this is applicable to all references to copper wire in this section) conductors (4-wire plus ground) from the Tenant service disconnect in Landlord's main electrical switchboard through the service conduit to Tenant's electrical distribution equipment within the Tenant's Premises. **Tenant shall obtain Landlord's approval of the Tenant service connection breaker to be used prior to pulling conductors.**

e. Tenant shall provide an engraved phenolic nameplate (minimum ½" high letters) for Tenant's main switch in the Landlord's main electrical switchboard. Nameplate shall identify Tenant's name and suite number. **Nameplate shall be installed not more than 5 working days after installation of Tenant's conductors to the main switch.**

f. Tenant's electrical system shall be designed in accordance with this Manual, the latest adopted editions of the NEC with local amendments and the requirements of all Authorities Having Jurisdiction (AHJ). Material, electrical products and equipment, including all components shall be new and shall be UL listed.

g. Tenant shall provide all electrical work necessary for a complete electrical distribution system within the Premises including without limitation transformers, panel boards, disconnect switches and associated conduit, wiring, and wiring devices.

h. Tenant Display Area lighting and Tenant signage shall be connected to the Tenant's panel board, and Tenant shall provide 24 hour, 7 day time clock and relays as needed for operation according to schedule provided by Landlord.

i. Tenant shall identify all transformers, disconnects, panelboards, and equipment with permanent engraved phenolic labels, and shall provide As-Built panel schedules in all panels. All junction boxes shall be provided with permanent labels for circuit numbers contained in junction box.

j. Power for Tenant's HVAC systems:

1. Tenant's HVAC systems shall be powered from Tenant's electrical distribution system.

2. Tenant shall provide all conduit, power, and associated equipment and control wiring to condensing equipment on roof as required for a fully operational system.

3. At Landlord pre-installed line sets (see Section 5(C) and related provision of the Lease and this Manual), Landlord will also pre-install a power conduit and control conduit for Tenant's use, and will deduct the cost of the pre-installed conduits from the Tenant Improvement Allowance.

4. Tenant shall connect to and extend pre-installed conduits as required for a fully operations system. Tenant shall not connect to pre-installed conduits prior to verifying that there is a continuous path useable for the wiring intended. Tenant shall inform Landlord of any defects in the pre-installed conduits prior to connecting or installing conductors in the pre-installed conduits.

5. Any conduits to the roof shall exit the roof thru approved pipe curb enclosures. All conduits above and below the roof shall be run in a neat and orderly manner, straight and parallel to building lines, and shall be attached to the building structure using vibration resistant fasteners with plastic inserts. Conduits located above the roof shall be supported by clamps permanently attached to preformed rubber blocks approved by Landlord and Landlord's roofer, with supports located not more than 4'-0 on center. Wood blocking to support conduits on the roof is not permitted. THE POINT WHERE CONDUITS PENETRATE THE ROOF MEMBRANE SHALL BE RIGIDLY SUPPORTED AND BRACED WITH CLAMPS AND APPROPRIATE SECONDARY FRAMING ABOVE THE ROOF AND WITHIN 12" OF THE ROOF SURFACE. The Tenant shall be responsible for providing this bracing even if Tenant is using pre-installed conduits provided by Landlord. The use of metal straps for bracing is not acceptable.

6. Tenant shall provide a permanently mounted engraved phenolic nameplate (minimum ½" high letters) on each disconnect switch for Tenant's rooftop equipment, including any kitchen equipment. Nameplate shall include Tenant's name, suite number, equipment designation as used in Tenant's electrical panel, and panel designation/circuit numbers feeding the disconnect.

k. Telecommunications Services:

1. Landlord has not contracted with any telecommunications providers on behalf of tenants for Tivoli Village. Each tenant is responsible to contract for and supply its own telecommunications services.

2. **Each tenant shall make itself aware of the service providers available (see contact information in Section 1 of this Manual), and the extent of Tenant's Work required to obtain service from the service provider selected by Tenant. The various service providers have differing policies regarding charges and extent of wiring that they are willing to provide, and have pre-installed their lines to different locations within the project. Early dialog with telecommunication service providers is essential for the Tenant to be assured of having service from its selected provider at the appropriate time.**

3. Tenant shall make application to its selected service provider, and shall and coordinate obtaining service to Tenant's Premises from its selected provider for telephone, cable TV, and other low voltage systems.

4. Tenant shall require its service provider to provide a demark extension from the building MPOE (Minimum Point Of Entry) to the telecommunications demark location in the Landlord's telecommunications room on the floor where the Premises is located. Only Telco owned service cables may be installed between the building MPOE and the telecommunications room on the floor where the Premises is located.

5. All equipment, cabling, terminations and testing are the responsibility of the Tenant. All Tenant telephone, data, and low voltage equipment shall be installed within the Tenant's Premises. **Tenant equipment shall not be installed in the Landlord's Electrical Room, Telephone Equipment Room, or other Landlord spaces.**

l. Wiring Methods

1. **All wiring (including line voltage and low voltage) shall be copper conductors installed in approved metallic conduit.**

2. Feeders from the main electrical switchboard shall be sized to meet the capacity of the Tenant's electrical distribution equipment and shall be protected by appropriately sized breakers or fuses. Fuses are permitted on main service conductors only. Load calculations shall conform to the National Electrical Code.

3. Feeders to Tenant's service connection breaker in Landlord's switchgear, and main service disconnect in Tenant's Premises shall not be less than the full capacity of the service connection breaker. Reductions allowed by NEC shall not be taken even if the electrical load in the Premises does not require the full capacity of the service connection breaker.

4. Branch circuit loads shall not exceed 80% of the circuit rating. Minimum circuit wire size shall be #12 AWG, excluding control wiring. All main and branch circuit wiring shall be copper. All wiring is to have

600-volt insulation, Type THHN or THWN. All wiring shall be color coded per NEC. Same color shall identify same phase throughout system.

5. Panel connected loads within the Tenant Premises shall be balanced to within plus or minus (10%) across all phases.

6. All 480/277 volt wiring, devices, and panelboards shall be installed a minimum of 60" horizontally or vertically from any portion of Tenant's telephone board or phone/data equipment located in the Premises.

7 Minimum conduit size shall be one-half inch (1/2") trade size. Exposed conduits shall be routed parallel and perpendicular to building lines. All conduits in finished areas shall be concealed within the building construction. Conduits concealed in slab shall be minimum three-quarter (3/4") trade size. No conduit will be allowed in slab unless absolutely necessary and approved by Landlord. Conduit shall be RGS, IMC, or EMT. Water tight fittings shall be used where required by code. Conduit fittings shall be appropriate to the material and shall be threaded, compression or set screw type.

8. Use liquid-tight flexible metal conduit for connections to transformers and equipment in outdoor locations. MC type wiring is permitted only where allowed by code. AC, BX or Romex type wiring is not permitted.

9. Floor boxes shall be water tight with cast threaded conduit hubs. Rated penetrations in elevated slabs shall be as required by applicable codes. Conduit below elevated slabs for connecting to floor boxes shall meet the requirements of Section 5(a)(v) in this Manual.

10. Pull boxes or junction boxes are required to be of minimum (12) gauge galvanized steel. Boxes in walls shall be galvanized pressed steel or cast metal. Caulk around boxes in demising walls to eliminate noise transmission. Back to back boxes shall be staggered one stud space or not less than 12".

11. The electrical system serving the Tenant's Premises shall be grounded in accordance with the latest requirements of the NEC, Southern Nevada Electrical Code Amendments, and any AHJ requirements.

12. Ground Fault circuit interrupters (GFCI) shall be provided in branch circuits where required by AHJ.

13. All roof penetrations shall be documented on the Landlord approved Tenant Drawings and shall be approved by the Landlord's on-site representative prior to making penetrations. Tenant shall have Landlord's roofing contractor make any roof penetrations at Tenant's direct expense. Roof penetrations shall be subject to Landlord's approval as to location and construction details. Tenants shall provide temporary weatherproofing for all roof penetrations until Landlord's roofing contractor has made final patch. Weatherproofing shall be performed by Landlord's authorized roofing contractor at Tenant's direct expense (see Section 1 of this Manual).

m. Panelboards and Distribution Panels

1. Branch circuit panelboards shall be three phase, four wire circuit breaker type. Cabinets shall be constructed of code gauge steel having not less than four-inch (4") gutter space on all sides. Doors shall be hinged with keyed cylinder locks and all locks shall be keyed alike. Circuit breakers shall be molded case thermal magnetic bolt-on type. Two pole and three pole circuit breakers shall have a common trip handle. Half size, tandem or plug-on breakers are not allowed.

2. Distribution panelboards shall be either fusible type (with quick make, quick-break interrupter switches) or molded case breaker type.

3. Tenant shall be required to provide a main circuit breaker or main disconnect in the Tenant lease Premises. Tenant's service disconnect in the Premises shall be the same capacity breaker as the service switch in Landlord's distribution panel.

4. Panelboards shall not be installed in finish areas.

5. At a minimum, 20% of the breakers in branch circuit panelboards shall be spares, with the panelboard capacity sized to support the future load for the spare breakers. If more than one panelboard is provided for a specific voltage, the total spare breakers required for that voltage may be distributed in any fashion among the installed panelboards.

n. Transformers

1. Dry type transformers shall be 480 volt primary to 208V/120 volt, 3P, 4W secondary of adequate capacity to serve Tenant's requirements, including spare breaker capacity as required above.

2. Transformers shall not be suspended from the structure and are to be floor mounted or if allowed by AHJ, mounted on a raised platform subject to Structural Engineering review.

3. Transformers shall not transmit sound or vibration to walls, ceiling, or structure. No sound from the transformer shall be discernible outside the room containing the transformer.

4. Transformers shall be installed a minimum of 60" horizontally or vertically from any telephone boards installed in the Premises.

o. Lighting

1. Tenant shall provide lighting for the entire Premises to meet applicable codes and requirements of AHJ, including all requirements of 2009 International Energy Conservation Code. Illumination levels in the Premises shall be not less than the level recommended by the standards of the Illuminating Engineering Society. All fixtures shall be shown on Tenant's Drawings, and fixture cut sheets shall be submitted for Landlord's Approval.

2. Emergency illumination shall be achieved by the use of battery backup for normal lighting fixtures, with resulting lighting levels to meet or exceed the requirements of IBC 2009 (1 fc minimum for exiting). Dedicated emergency lighting fixtures (including "bug-eye" lighting), and spot light heads as part of an exit light fixture shall not be permitted. If added emergency Egress lighting outside storefront is required by AHJ, Tenant shall provide required lighting with fixtures approved by Landlord.

- **As part of Tenant's Drawings submittals, Tenant shall provide an emergency lighting photometric plan to demonstrate compliance with code required emergency illumination levels (see Section 2 of this Manual).**

3. No lighting can be installed outside the Tenant Premises, in the common area except Landlord-approved lighting within patio or terrace spaces assigned to the Tenant by Lease, or lighting fixtures approved by Landlord and required by this Manual. Where Landlord has approved a recessed Tenant storefront, Tenant lighting may be installed between storefront and lease line.

4. Wherever possible, light fixtures shall be 277v.

5. Circuit breakers shall not be used as the switching device for lighting except as part of a lighting control system using electrically controlled breakers.

6. All light fixtures shall be the glare-free type. Light sources lamps shall not be visible from outside the Premises.

7. NO fluorescent lighting is permitted within 10'-0" feet of the storefront.

8. Fluorescent fixtures used in public areas shall be fitted with deep cell parabolic diffusers.

9. NO prismatic diffusers will be allowed on fixtures which are visible to the public.

10. No exposed fluorescent lamps shall be visible to the public.

11. Exposed and/or colored lamps or bulbs are not permitted.

12. Strobe, spinner or chase-type lights are not permitted.

13. High Intensity Discharge (HID) lighting is not permitted without Landlord's prior written approval.

14. The Tenant's lighting at the Display Zone shall be to the Landlord's specifications and shall be controlled by a 7 day, 24 hour time clock, set in accordance to the hours determined by Landlord.

15. At all recessed Tenant entry alcoves, Tenant shall provide lighting in the alcove to highlight the entry. This lighting shall be powered from Tenant electrical panel, shall be "always on", and shall be provided with emergency ballast for exit illumination.

p. Fire Alarm

1. Tenant shall provide a complete fire alarm system within Tenant's Premises, designed in accordance with NFPA 72 and all applicable requirements of AHJ.

2. As required by Las Vegas Fire and Rescue, Tenant shall hire (at Tenant's direct expense) the Base Building licensed fire alarm contractor to design, obtain permits from AHJ, construct, and obtain all required inspections and approvals for Tenant's fire alarm system.

3. Tenant shall have shop drawings prepared for all required submittals to AHJ. Review copies shall be submitted to Landlord as required by Section 2 of this Manual.

4. Tenant's Work shall include all modifications, including programming modifications, to Landlord's fire alarm system to accommodate Tenant requirements.

5. System requirements include voice command system. Power supplies for operation of Tenant Premises components shall be provided as part of Tenant's Work.

6. Final Testing of the Fire Alarm System

    a. The final testing of the Tenant fire alarm system shall be witnessed by the Landlord's onsite representative and the Authorities Having Jurisdiction (AHJ). Provide 72 hour notification to Landlord prior to scheduling final testing. All testing and inspections requiring operation of the system shall be scheduled as required by Landlord to avoid disruption of other tenants.

    b. Provide written approval from the Building Department and Fire Department of Tenant's system. Submit copy of approved inspection hard card to Landlord's representative as part of closeout documents.

Section 6 – Construction Requirements

A. TENANT'S CONTRACTOR:

1. Must be reputable and bondable and licensed to do business in the State, County and City in which Tivoli Village is located. Prior to any work performed on behalf of Tenant by any contractor or subcontractor, Tenant shall provide Landlord with a copy of such contractor's or subcontractor's City and State Contractor's License. **TENANT SHALL NOT ADMIT ANY CONTRACTOR TO THE SITE OR TO TENANT'S PREMISES THAT CANNOT PROVIDE EVIDENCE OF A CITY AND STATE CONTRACTOR'S LICENSE.**

2. Shall be approved by the Landlord. See Landlord approval requirements in Section 1 of this Manual. Landlord may also reasonably approve the use of the subcontractors employed by Tenant's General Contractor, and upon request by Landlord, Tenant shall obtain similar qualification information on subcontractors.

3. Shall provide a $5,000.00 security deposit in the form of a bank or certified check made payable to Landlord before commencement of construction. The security deposit will be held in a non-interest bearing account against any unpaid charges accrued by Tenant's contractor, against any breakage or damage to Landlord's property caused by Tenant's contractor, or against any unfinished punchlist items by Tenant's contractor. Any remaining balance shall be refunded when Landlord's construction punchlist is completed and all required Close-Out Documents have been provided.

4. Shall adhere to Landlord-provided Building Construction Rules and Regulations. The Building Construction Rules and Regulations vary, depending on if the portion of the project where Tenant Work is conducted is open for business or under construction. Updates to Building Construction Rules and Regulations will be provided to Tenant by Landlord's Representative.

5. May not be any contractor employed by the Landlord for Landlord's Work at Tivoli Village without the written consent of the Landlord. **Tenant may not self perform construction or otherwise perform as Tenant's contractor.**

6. Shall not interfere with the Landlord's construction schedule, or any activities by Landlord and/or other Tenants. All contractors employed by the Tenant shall allow other contractors to work without interference.

7. Shall obtain, prior to the commencement of construction, all building permits and other permits obtained by Tenant and shall post all permits in a prominent place within the Premises.

8. Shall thoroughly inspect all existing building construction, including walls, doors, windows, conduits, pipes, and other utilities or equipment installed by Landlord or others within the Premises, and shall protect all such items from damage for the duration of Tenant's Work. The cost of repairs for any damage not identified by Tenant's Contractor prior to starting work will be deducted from Tenant Improvement Allowance.

9. Shall obtain written approval from Landlord and Authorities Having Jurisdiction (AHJ) prior to the start of any construction work which deviates from the originally approved Final Tenant's Drawings as approved by the Landlord and Authorities Having Jurisdiction, or which modifies whatsoever Landlord's building shell or utilities, or any work not explicitly shown on approved Tenant's Drawings.

10. Shall have one (1) Landlord-approved set and one (1) City-approved set at the jobsite at all times and may not commence work until approved Tenant's Drawings are physically within the Tenant's Premises, a building permit has been obtained, and all other applicable requirements described in this Manual have been satisfied

11. Shall provide a fire watch and portable fire extinguisher (minimum size 2A:20:BC) whenever any hot work is done within the Tenant Premises or as a part of any Tenant Work. Tenant's contractor shall fully comply with all of Landlord's procedures for hot work.

12. Shall comply with all of Landlord's procedures for sprinkler shut down, electrical shut down, or access through and work in any Landlord common areas, including compliance with requirements as to allowable time of day for such work.

13. Shall at all times conduct its work without disturbance of operating tenants or the public. Contractor shall make adequate provision for construction operations to take place during non-operating hours for existing tenants.

14. Shall at all times have an authorized representative of the General Contractor on site at any time Tenant's Work is taking place.

15. Shall comply with Landlord's security, safety, parking, access control and badging procedures. If safety violations by Tenant's contractor(s) result in OSHA fines or other expenses incurred by Landlord or Landlord's contractor(s), such costs shall be deducted from Tenant Improvement Allowance.

16. Shall enforce no smoking at any time within Landlord buildings or at other designated non-smoking areas.

B. Preconstruction Requirements:

Prior to commencing Tenant's Work in the Premises, Tenant and/or Tenant's General Contractor shall have provided to Landlord:

1. General Contractor's State and City license and contact information
2. Subcontractor List with State/City Licenses and contact information for each
3. $5,000 Security Deposit payable to Great Wash Park LLC
4. General Contractor's Insurance Certificate with Additional Insureds listed and required endorsements provided
5. Tenant's compliance with Nevada Revised Statute 108.234
6. Copy of Building Permit, Mechanical Permit, Plumbing Permit, Electrical Permit, and Health Department Permit showing all fees paid
7. Detailed construction schedule
8. Itemized statement of design and construction costs
9. Premises Delivery Acceptance letter signed by Tenant, with attached Punch list, if any
10. One full sized paper copy, and one disk with full sized PDF scans of Tenant's Drawings stamped and approved by AHJ for Tenant's building permit.
11. Tenant and Tenant's General Contractor shall have requested and attended a preconstruction meeting with Landlord's Tenant Coordinator. Tenant shall request such meeting with at least fifteen (15) days prior notice to Landlord. All required information listed above must be provided at or before the preconstruction meeting.

C. Insurance: For Specific coverage required See Insurance Requirements in Lease and Landlord Work Letter

1. Tenant's General Contractor shall provide the following Additional Insureds listed on its insurance certificates with associated policy endorsements:

   Great Wash Park LLC

   Keybank National Association

   RA Southeast Land Company LLC ATIMA

   Commercial Property Management, LLC

D. Landlord's Inspection of Tenant's Work:

1. Prior to Tenant obtaining a Certificate of Occupancy for the Premises, Landlord shall have the right to enter the Premises at all times for the purposes of observing Tenant's Work, but such right shall not give rise to a duty on the part of Landlord or its representatives or agents to discover errors or omissions in Tenant's Work. Tenant's Work shall at all times be subject to the inspection and approval of Landlord for compliance with the terms of the Lease, the Landlord Work Letter, this Manual, and approved Tenant's Drawings.

2. Upon the completion of Tenant's Work, all facilities provided as Tenant's Work shall be in full use without defects. Tenant's General Contractor and all major subcontractors, expressly including but not limited to mechanical, plumbing, fire sprinkler, fire alarm, and electrical contractors, shall provide Tenant and Landlord with a minimum warranty of one year from the later of the date of final acceptance by Landlord or issuance of final Certificate of Occupancy by AHJ. The warranty shall apply to all work, materials, and equipment provided as Tenant's Work. All Contractor and subcontractor warranties shall be in the form as provided in the Appendix of this Manual.

E. Temporary Services

1. Temporary Electrical Services:

a. If Landlord provides temporary electric service, Tenant shall request permission to connect temporary lines to the power source for service to the Premises. However, Landlord reserves the right to have its contractor perform this work at Tenant's expense, either independently or as a contractor directly hired by Tenant. Tenant shall reimburse Landlord for the cost of the temporary electrical power consumption. Landlord shall not be obligated to provide temporary electric services to Tenant for more than 30 calendar days following the date that Tenant's permanent service connection breaker is energized (see Section 5(F) of this Manual).

b. If temporary electrical service is not provided by Landlord, Contractor shall be responsible to provide temporary power to the Premises from Landlord's electrical room in a manner as approved by Landlord. Contractor may not obtain temporary power from convenience outlets in Common Areas except as expressly approved by Landlord's Representative, and then only during Tivoli Village non-operating hours. Contractor shall locate all cords and devices to prevent tripping hazards, and repair any damage resulting from installation and removal of temporary electrical services.

c. in all instances, Contractor shall conduct its operations to avoid wasting power.

2. Temporary Trash Removal and Toilet Facilities: During initial construction, fixture installation, and stocking, Landlord may, at Landlord's option, provide trash removal service from and temporary toilet facilities within the service areas. Tenant shall reimburse Landlord for these services. The period shall start with the date the Tenant starts construction in the Premises and end with the date the Tenant opens for business. Should Landlord not provide this service, the Tenant shall be responsible for a periodic trash removal program and temporary toilet facilities acceptable to Landlord.

3. Site Access and Control:

a. Landlord, at its sole discretion, may elect to provide logistical support to Tenant for Tenant's benefit during construction. These services may include but not be limited to offloading of fixtures and merchandise, temporary buck hoist type vertical transportation, non-exclusive use of permanent building elevators under temporary permits issues by AHJ, staging area, truck staging area, etc. Tenant shall reimburse Landlord for its prorated share thereof.

b. Landlord, at its sole discretion, my implement a badging program which requires all persons admitted to the site to perform Tenant's Work, including Tenant's Representatives and employees, are required to obtain an identification badge and display the badge at all times while on site. Tenant, Tenant's employees and agents, and Tenant's contractors shall at all times comply with security rules implemented for the project.

4. Elevator protection – Contractor shall only use elevators designated for construction use by Landlord. Contractor shall provide protection in the elevator as required by Landlord to protect walls and floors of elevator cab from damage during Tenant's construction. Contractor shall install, maintain, and remove the elevator protection as directed by Landlord. In the event that more than one contractor is using the same elevator, Landlord may have the protection installed, and deduct a pro rata portion of the cost for installing, maintaining, and removal of the protection from the Tenant Improvement Allowance for each affected tenant.

5. Contractor shall be responsible for installation, maintenance, and removal of protection for all finishes and materials in common areas (including Parking Garage areas access by Contractor) and building exteriors, and shall be responsible for any cleaning or repairs needed as a result of Contractor's operations.

6. The charges for the services above and for all work performed by Landlord for or on behalf of Tenant shall be billed at the actual cost of the work plus fifteen percent (15%) fee. The cost of services shared with other tenants shall be reimbursed at the actual cost based on Tenant's prorated share as determined by gross leasable area of the Premises plus fifteen percent (15%) fee. Invoices are due and payable within thirty (30) days after billing by Landlord, or, at Landlord's option, may be deducted from the Tenant Improvement Allowance granted under the Lease. Landlord may decline at Landlord's sole judgment to proceed with work at Tenant's expense until Landlord's receipt of payment thereof.

7. Building drains shall not be used for the disposal of construction waste, or rinsing of concrete, plastering, painting materials, or any such construction products.

F. Construction Deliveries

1. Tenant shall be responsible for the cost and receipt of all deliveries and unloading of all materials pertaining to Tenant's Work. Tenant and Tenant's Contractor shall comply with all requirements for deliveries to the project that may be implemented from time to time by Landlord to accommodate occupancy and safety on the project. Due to the requirements of operation of occupied areas open to the public, construction activities, and other delivery and stocking activities throughout Tivoli Village, Landlord may reasonably adjust delivery locations and delivery times as needed. Storage of equipment and materials shall be confined to the Premises.

G. Jurisdictions and Codes

1. Tivoli Village is being developed in and under the jurisdictions of the State, County, and the City in which Tivoli Village is located. Tenant's Drawings and Tenant's Work shall comply with all requirements of Authorities Having Jurisdiction (AHJ), including applicable statues, ordinances, regulations, laws and codes and the requirements pertaining to service and utilities provided by utility companies, all applicable state, county, and local statues and ordinances, and OSHA regulations. Tenant's Drawings and Tenant's Work shall meet the requirements stated in the published guidelines for the Americans with Disabilities Act (ADA). To the extent that any of these requirements conflict with the provisions of the Lease, the Landlord Work Letter, or this Manual, the more stringent requirements shall govern.

H. Permits and Approval

1. Prior to the commencement of construction, all building and other permits shall be obtained by Tenant and posted in a prominent place within the Premises. Tenant shall be responsible for securing all necessary permits for Tenant's Work including, but not limited to, Building Permits, Occupancy Permits and Health Department Permits from the AHJ.

2. **Landlord's written approval shall be obtained by Tenant prior to the start of any construction work (a) which deviates from Tenant's Drawings as approved by the Landlord; or (b) which modifies whatsoever Landlord's building shell or utilities, or (c) any work not explicitly shown on Tenant's Drawings.** Landlord's written approval as described above shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible for the content of Tenant's Drawings and the completion of Tenant's Work.

I. Hazardous Materials

1. Tenant shall not cause or permit any Hazardous Materials (as defined in the Lease) to be released, spilled or otherwise permeated in, on or under the Premises or any portion of Tivoli Village while performing Tenant's Work. Tenant's Drawings shall include proper safety measures which ensure that Hazardous Materials are not released in, on or under the Premises or any part of Tivoli Village during the initial construction of the Premises and during the term of the Lease.

2. All adhesives, paint, sealers, and similar coatings shall be non-VOC types, and shall be free of noxious odors or fumes. Tenant shall be responsible for providing all needed ventilation to prevent the spread of odors from Tenant's construction activities to areas outside Tenant's Premises.

J. Standard Details

1. Landlord's standard construction details, as issued by Landlord from time to time and as they pertain to Tenant's Work, shall govern with respect to Tenant's Work. Such details shall be incorporated into Tenant's Drawings for the Premises.

K. Field Conditions

1. All information furnished by the Landlord to the Tenant is provided based on Landlord's information and belief, but Landlord does not make any representations or warranties as to the accuracy thereof.

2. The Tenant shall verify existing conditions at the Premises prior to commencement of construction of its Premises (see also requirements of Section 2A) of this Manual). Tenant shall reasonably coordinate Tenant's Work with the Landlord's Work, the work of other tenants, and with existing conditions above, below and adjacent to the Premises. Tenant shall make changes to Tenant's Work as required to accommodate such work or conditions.

3. No gasoline or diesel powered equipment shall be brought into or used in the Premises without prior written consent of Landlord. If permission for such equipment is granted by Landlord, such equipment shall only enter the Premises via the loading dock areas and service corridors, and shall not be brought through stone paved streets or sidewalks.

4. Wheeled equipment shall not be rolled across stone paved streets or sidewalks. Tenant contractors shall provide barriers or barricades to prevent workers from using Tenant Storefront Openings except as required for installation of Tenant Storefronts.

5. When Tenant's Work requires access to sidewalks and streets outside of Premises, Tenant contractor shall specifically notify Landlord of each specific access requirement, and shall provide protection to prevent damage on all stone walks and streets. Tenant shall comply with Landlord's requirements as to hours and days of access to walks and streets, including working off hours when Tivoli is closed to protect the public and minimize interference with operations.

L. Close-Out Documents

The following requirements must be met and the following documents must be submitted to Landlord's Representative. Failing to complete the items below may delay Construction Deposit refunds to Tenant General Contractors and/or for the final installment of the Tenant Improvement Allowance to be released.

1. Submit As-Built drawings in PDF format on CD, as well as one full-size paper copy, within thirty (30) days of completion of construction. Required As-Built files include Architectural, Interior Design, Structural, Mechanical, Plumbing, Fire Sprinklers, Electrical, Fire Alarm, and Low Voltage Systems. As-Built drawings must show all field alterations and all deviations (including dimensional adjustments, etc.) from the Landlord and City-approved final plans and specifications.

2. Submit CAD Files of the most recent complete set of Construction Documents. These do not need to reflect the As-Built mark-ups, which will be provided by the GC as noted in item #1. Required CAD files include complete Architectural, Interior Design, Structural, Mechanical, Plumbing, Fire Sprinklers, Electrical, Fire Alarm, and Low Voltage Systems.

3. Confirm that construction of the Premises is in accordance with Landlord-approved and Building Department-approved plans, including all review comments made by Landlord and Building Department. This will be confirmed during the punchlist inspection (see Item #4).

4. Confirm that all punchlist items have been completed to Landlord's satisfaction, and punchlist has been signed off by General Contractor and Tenant Coordinator within 15 days of Landlord's issuance to Tenant. When the punchlist inspection is performed by Landlord, it will focus primarily on confirming that the construction of the Premises is in accordance with Landlord's Design Criteria and approved plans (see Item #2), and that Tenant construction impacting the shell building/exterior (including but not limited to storefront, signage, etc.) is acceptable to Landlord. However, Landlord reserves the right to include any punchlist items that in its opinion are detrimental to the overall image of Tivoli Village, including items in the Premises interior.

5. Submit copy of Certificate of Occupancy.

6. Submit copy of the inspection "Hard Cards" for the project, including Fire Sprinkler and Fire Alarm, showing sign-offs of all required inspections by the Building Inspectors.

7. Submit copy of 3rd party HVAC Test and Balance Report.

8. Submit copies of final, unconditional Waivers of Lien from General Contractor, and all Subcontractors and Material Suppliers, as well as a completed copy of the Tenant's Affidavit/Sworn Statement shown below.
9. Submit a complete directory (including addresses, contact persons, and phone numbers) of the General Contractor, and all Subcontractors and Material Suppliers.
10. Acknowledge receipt of "Additional Landlord Work Cost Estimate" form, summarizing all work performed by Landlord on behalf of Tenant, which will be deducted from the Tenant Improvement Allowance.
11. Submit a Construction Deposit Refund Request on General Contractor's Company Letterhead.
12. Submit a 1-year material and workmanship warranty naming Landlord (Great Wash Park LLC) and Tenant as beneficiaries. The warranty shall use the format shown below.
13. Submit a complete copy of all O&M Manuals for all equipment in the Premises provided as part of Tenant's Work (including but not limited to all equipment as shown on the permit drawings).
14. Submit a Letter from the Landlord's roofing contractor that all roof modifications and equipment installations provided by Tenant's contractor are acceptable and do not impact Landlord's roof warranty.

Section 7 – Appendix

Required Forms

TENANT'S AFFIDAVIT/SWORN STATEMENT

The undersigned, a representative of ______________________ and "Doing Business As" ________________________ at Tivoli Village at Queensridge in Las Vegas, Nevada, hereby certifies to Landlord that the Tenant's Work as described per the Lease has been fully completed in accordance with the Lease and the Tenant's Landlord – approved Working drawings; and, that all Contractors, Laborers and Material Suppliers have been paid in full; and, that no liens have been filed against the shopping center property. Tenant further agrees to indemnify and hold harmless the Landlord from any claim or cause of action brought by Tenant's Contractor, Subcontractors, Laborers and/or Material Suppliers arising out of the Tenant's Work.

Contractor and Material Suppliers Paid Directly by Tenant

Tenant further states that **EVERY** Contractor, Laborer and Material Supplier paid, for work done or materials supplied to the date hereof, are fully and correctly set forth opposite their names below:

Company Name	Services Rendered	Contract Price	Amount Paid	Lien Waiver Provided Yes or No
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	
		$	$	

Signed this_______ day of ___________, 2011. By: ____________________________ (Name/Title)

IN WITNESS:

STATE OF ________________________

SS

COUNTY OF ______________________

Sworn to and subscribed before me this _________ day of ________________, 2011.

(Notary Public)

Seal/Stamp My Commission expires: ______________________________

CONTRACTOR'S WARRANTY

Name of General Contractor: ______________________
Phone Number: ______________________

Project: (Name of Tenant Build-Out) ______________________

Premises Address: Tivoli Village at Queensridge
____S. Rampart Blvd. Suite ____
Las Vegas, NV 89145

Date of Final Acceptance by Tenant: ______________________

Tenant: (Tenant Corporate Name) ______________________
(Address) ______________________
(City, State, Zip) ______________________

Landlord: Great Wash Park LLC
9755 W. Charleston
Las Vegas, NV 89117

WARRANTY

We hereby warrant that all Work for the above referenced Project, which has been provided by us, and by subcontractors employed by us, complies with the drawings and specifications approved by the Authorities Having Jurisdiction and by the Landlord. We agree to repair and/or replace any Work that proves to be defective in material, workmanship, or operation within a period of one (1) year from the date of final acceptance by Tenant. Damage due to Acts of God, casualty losses, ordinary wear and tear, abusive use, or lack of proper maintenance is excluded from this Warranty.

This warranty shall be assigned to the benefit of Tenant; however, should Tenant vacate the Premises prior to the one (1) year period referenced above, this warranty shall be reassigned to the benefit of Landlord. Tenant and Landlord shall be referred to collectively as "The Parties", and the applicable singular party which is currently operating the Premises shall enjoy all benefits of this warranty, including for the issues noted below.

In the event of our failure to comply with the above mentioned conditions within a reasonable period of time determined by The Parties, after notification to us in writing, we, the undersigned, all collectively and separately, hereby authorize The Parties to have said defective Work repaired and/or replaced and made good and agree to pay The Parties on demand all monies that The Parties may expend in making good said defective Work, including collection costs and reasonable attorney fees.

____
Signature of Authorized Agent of General Contractor

Typed name: ______________________

Title: ______________________

EXHIBIT "F"
APPROVED PLANS

[See Attached]

EXHIBIT "G"
GUARANTY

[See Attached]

GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is made by Ken Henderson a a married man, and Gary Decker, a single man ("Guarantors") in favor of Great Wash Park LLC, a Nevada limited liability company, ("Landlord") in connection with that certain lease executed concurrent with this Guaranty ("Lease") pursuant to which Landlord leases to Integrity Food Group LLC ("Tenant") those demised premises at the Village at Queensridge more fully described in the Lease ("Premises").

WHEREAS, as a material inducement to and in consideration of Landlord entering into the Lease, Landlord having indicated that it would not enter into the Lease without the execution of this Guaranty, the undersigned agrees to guaranty the payment of all rent and the performance of all of the other obligations of Tenant under the Lease, as the same may be hereafter amended from time to time.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor hereby guarantees to Landlord the full and prompt payment and performance of the Guaranteed Obligations (hereinafter defined), this Guaranty being upon the following terms and conditions:

1. The term "Guaranteed Obligations", as used herein, includes:

(a) payment of Fixed Minimum Rent, Percentage Rent, and all other sums and charges payable by Tenant, its successors and assigns, under the Lease Agreement; and

(b) all covenants, terms, conditions, agreements and obligations of every kind and character, whether now existing or hereafter arising, of Tenant, its successors and assigns, to Landlord, which exist by reason of the Lease Agreement.

(c) any and all reasonable costs, attorneys' fees, and expenses suffered by Landlord by reason of Tenant's default in performance of any of the foregoing obligations.

Notwithstanding the foregoing, the Guaranteed Obligations above shall be limited to an aggregate of Seventy Three Thousand Two Hundred Eighty Dollars ($73,280.00).

2. This instrument shall be an absolute, irrevocable and unconditional guaranty of payment (as opposed to a guaranty of collection) of the Guaranteed Obligations.

3. The rights of Landlord hereunder shall be cumulative of any and all other rights that Landlord may ever have against Guarantor. The exercise by Landlord of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4. In the event of default by Tenant in the payment or performance of the Guaranteed Obligations, or any part thereof, when such payment or performance becomes due, Guarantor shall, on demand and without further notice of dishonor, without any notice having been given to Guarantor previous to such demand of the acceptance by Landlord of this Guaranty and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such obligations, immediately perform or cause the performance of the obligations for the benefit of the Landlord, and it shall not be necessary for Landlord, in order to enforce such payment or performance by Guarantor, first to pursue or institute suit or exhaust its remedies against Tenant or others liable on such obligations, or to enforce its rights under the Lease Agreement or against any security which shall

ever have been given to secure such indebtedness.

5. Guarantor hereby agrees that this Guaranty is a continuing guaranty and its obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced, or affected for any reason or by any occurrence, including without limitation any of the following events:

(a) any amendment or termination of the Lease Agreement or the taking or accepting of any other security or guaranty for any or all of the Guaranteed Obligations;

(b) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Guaranteed Obligations;

(c) any partial release of the liability of Guarantor hereunder, or, if there is more than one person and/or entity signing this Guaranty, the release of any one or more of them, hereunder;

(d) the insolvency, bankruptcy, or lack of corporate power of Tenant, or any party at any time liable for the performance of any or all of the Guaranteed Obligations, whether now existing or hereafter occurring; or a rejection of the Lease Agreement in a bankruptcy proceeding involving Landlord or Tenant;

(e) any renewal, amendment, extension, and/or rearrangement of the performance of any or all of the Guaranteed Obligations, or any sublease or assignment of any or all of the Premises (whether approved or consented to by Landlord or not), or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Landlord to Tenant or Guarantor provided such modification does not materially increase the Guarantor's obligations as originally agreed to hereunder (however should any such modification materially increase the Guarantor's obligations as originally agreed to hereunder, that fact will not impair, release, reduce, affect or diminish Guarantor's obligations as originally agreed to hereunder);

(f) any neglect, delay, omission, failure, or refusal of Landlord to take or prosecute any action for the performance of any of the Guaranteed Obligations;

(g) any failure of Landlord to notify Guarantor of any renewal, extension, or assignment of the Guaranteed Obligations or any part thereof, or the release of any security or of any other action taken or refrained from being taken by Landlord against Tenant or any new agreement between Landlord and Tenant, it being understood that Landlord shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Obligations;

(h) the unenforceability of all or any part of the Guaranteed Obligations against Tenant by reason of the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or the officers creating same acted in excess of their authority;

(i) any payment by Tenant to Landlord is held to constitute a preference under the bankruptcy laws or if for any other reason Landlord is required to refund such payment or pay the amount thereof to someone else; or

(j) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, or any assignee of Landlord, or any action with respect to the Lease Agreement which may be taken by any trustee or receiver of Landlord or any assignee of Landlord, in any such proceedings or by any court in any such

proceeding.

6. In the event of the rejection or disaffirmance of the Lease Agreement by Tenant or Tenant's trustee, receiver, conservator or custodian in any bankruptcy or any insolvency proceeding or action pursuant to the federal bankruptcy law, state banking law, or any other law affecting creditor's rights, Guarantor will and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Tenant under the Lease Agreement to the same extent as if (a) it were originally named the tenant under the Lease Agreement, and (b) there has been no such rejection or disaffirmance, and Guarantor will confirm such assumption in writing at the request of Landlord or any claimant, upon or after such rejection or disaffirmance, and Guarantor shall upon such assumption (to the extent permitted by law) have all rights of Tenant under the Lease Agreement. Guarantor will execute and deliver such documents as Landlord or any claimant may from time to time require to evidence such assumption, to confirm this Guaranty or to certify that Guarantor is not in default hereunder. In the event of the voluntary or involuntary liquidation, dissolution, sale of all or substantially of the assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or other similar proceeding affecting Tenant or the then tenant under the Lease Agreement, Guarantor will not make or assert any claim against Tenant or its assets (whether by way of indemnity, suretyship, subrogation or otherwise) relating to the performance of its obligations under this Guaranty which exceeds any claim relating to the rejection or disaffirmance of the Lease which Landlord could assert against Tenant in any such event.

7. If any of the following events occur or be continuing:

(i) An Event of Default (as defined in the Lease) occurs under the terms of the Lease; or

(ii) If Guarantor fails to cure an Event of Default (as defined in the Lease) within the applicable grace period or otherwise defaults in the performance or observance of any agreement, covenant, term or condition contained herein; or

(iii) If Guarantor makes a general assignment for the benefit of creditors; or

(iv) If Guarantor petition or applies to any tribunal for the appointment of a trustee or receiver of the business, estate or assets or of any substantial part of the business, estates or assets of Guarantor or commences any proceedings relating to Guarantor under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(v) If any such petition or application is filed or any such proceedings are commenced against Guarantor and Guarantor by any act indicates approval thereof, consents thereto, acquiescence therein, or an order is entered appointing a trustee or receiver, or adjusting Guarantor bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for more than sixty (60) days;

Then an event of default under this Guaranty shall have occurred and the Landlord may, at its option, declare the Lease to be in default, and the Landlord shall be entitled to exercise all of its rights and remedies under the Lease or at law or in equity.

8. Concurrently with the execution and delivery hereof, Guarantor has provided Landlord with a true and correct copy of its most recent financial statement. Until the Guaranteed Obligations are paid or performed in full, Guarantor agrees to provide Landlord with financial statements indicating

Guarantor's condition as of its fiscal year end, such statements to be provided upon written request from Landlord to Tenant within one hundred twenty (120) days after each such date.

9. This Guaranty is for the benefit of Landlord and Landlord's heirs, personal representatives, successors, and assigns, and may be assigned by Landlord. This Guaranty is binding not only on Guarantor, but on Guarantor's heirs, personal representatives, successors, and assigns. If this Guaranty is signed by more than one person and/or entity, or Landlord obtains more than one guaranty of the Lease, then all of the obligations of the guarantors arising shall be jointly and severally binding on each guarantor, and their respective heirs, personal representatives, successors, and assigns. The guarantors consent and agree that Landlord may demand payment from any guarantor or from any of the guarantors; may enforce the Guaranteed Obligations in a single proceeding against one, two or all the guarantors, in a single proceeding against one guarantor only or in separate proceedings against the separate guarantors without obligations to join the other guarantor or to consolidate the proceedings (but without prejudice to the right of any of the guarantors to cause any of the other guarantors to be joined in any such proceeding or separately to seek contribution or sharing or payment pursuant to law or any agreement among the guarantors). Landlord may enforce and execute any judgment against either or all guarantors that relates to this Guaranty, or any guaranty, against any of the guarantors separately, or against all or two of the Guarantors in a single proceeding or in separate proceedings as aforesaid

10. If Guarantor is a corporation or other business entity, each individual executing this Guaranty on behalf of such entity represents and warrants the he/she is duly authorized to execute and deliver this Guaranty of Lease on behalf of said entity in accordance with the appropriate governing documents.

11. No delay on the part of Landlord in exercising any of its options, powers or rights, and no partial or single exercise thereof, whether arising hereunder or otherwise, shall constitute a waiver thereof or affect any right hereunder. No waiver of any of such rights and no modification, amendment or discharge of this Guaranty shall be deemed to have been made by Landlord or shall be effective unless the same shall be in writing, duly signed by Landlord or its successor. Each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of Landlord or the obligations of the Guarantor to Landlord in any other respect at any other time or instance.

12. If any portion of this Guaranty is determined to be invalid or unenforceable, the remainder of this Guaranty shall nevertheless continue in full force and effect.

13. This Guaranty is executed and delivered as an incident to a leasing transaction negotiated, consummated, and performable in the state of Nevada, and shall be construed according to the laws of the state of Nevada. The parties irrevocably consent to the jurisdiction of the courts in Clark County, Nevada as the sole and exclusive forum for any actions arising under this Guaranty, or the extent applicable, the Lease. In any action, suit or proceeding arising out of or in connection with this Guaranty, the prevailing party shall be liable for all reasonable attorneys' fees and other out-of-pocket costs incurred by the other including, without limitation, reasonable attorneys' fees and disbursements.

14. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, U.S. Mail, registered or certified, or by overnight courier service or Express Mail, and shall be deemed sufficiently given upon receipt by Landlord or Guarantor at the address noted herein of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes.

[Signature Page to Follow]

EXECUTED this 28th day of November, 2012.

GUARANTOR:

By: ______________________

Name: Ken Henderson

Address: 5525 South Decatur Boulevard, Suite 102
Las Vegas, Nevada 89118-6249

STATE OF Nevada)
)
COUNTY OF Clark)

On November 28th, 2012, before the undersigned, appeared an individual, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument is the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

____
Notary Public
My Commission Expires: October 2nd 2013

BEATRICE VIOLET VATTIMA
Notary Public, State of Nevada
Appointment No. 09-10264-1
My Appt. Expires Oct 2, 2013

GUARANTOR'S SPOUSE:

If Guarantor is a married individual, Guarantor's spouse must sign this Guaranty:

GUARANTOR'S SPOUSE:

By: Maria Henderson

Name: Maria Henderson

Address: 5525 South DecaturBoulevard, Suite 102
Las Vegas, Nevada 89118-6249

STATE OF Nevada)
)
COUNTY OF Clark)

On November 28th, 2012, before the undersigned, appeared an individual, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument is the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public
My Commission Expires: Oct. 2nd 2013

BEATRICE VIOLET VATTIMA
Notary Public, State of Nevada
Appointment No. 09-10264-1
My Appt. Expires Oct 2, 2013

EXECUTED this 28th day of Nov., 2012.

GUARANTOR:

By: [signature]

Name: Gary Decker

Address: 1000 Bristol Street North
Newport Beach, California 92660-8916

STATE OF CALIFORNIA)
)
COUNTY OF ORANGE)

On NOV. 28, 2012, before the undersigned, appeared an individual, ~~personally known to me (or~~ proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument is the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

[signature]
Notary Public
My Commission Expires: Dec. 23, 2015

MEHDI ZAHEDI
Comm. #1961793
Notary Public - California
Orange County
Comm. Expires Dec 23, 2015